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EXHIBIT 10.1

                  THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA
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                              AGC DOCUMENT NO. 410
                          STANDARD FORM OF DESIGN-BUILD
                        AGREEMENT AND GENERAL CONDITIONS
                        BETWEEN OWNER AND DESIGN-BUILDER
               (WHERE THE BASIS OF PAYMENT IS THE COST OF THE WORK
                   PLUS A FEE WITH A GUARANTEED MAXIMUM PRICE)

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         THIS STANDARD FORM AGREEMENT WAS DEVELOPED WITH THE ADVISE AND
COOPERATION OF THE AGC PRIVATE INDUSTRY ADVISORY COUNCIL, A NUMBER OF FORTUNE 500 OWNERS' DESIGN AND CONSTRUCTION MANAGERS WHO HAVE BEEN MEETING WITH AGC CONTRACTORS TO DISCUSS ISSUES OF MUTUAL CONCERN. AGC GRATEFULLY ACKNOWLEDGES THE CONTRIBUTIONS OF THESE OWNERS' STAFF WHO PARTICIPATED IN THIS EFFORT TO PRODUCE A BASIC AGREEMENT FOR CONSTRUCTION.

                                TABLE OF ARTICLES
                                -----------------

         1.       AGREEMENT
         2.       GENERAL PROVISIONS
         3.       DESIGN-BUILDER'S RESPONSIBILITIES
         4.       OWNER'S RESPONSIBILITIES
         5.       SUBCONTRACTS
         6.       TIME
         7.       COMPENSATION
         8.       COST OF THE WORK
         9.       CHANGES IN THE WORK
         10.      PAYMENT FOR CONSTRUCTION PHASE SERVICES
         11.      INDEMNITY, INSURANCE, BONDS, AND WAIVER OF SUBROGATION
         12. SUSPENSION AND TERMINATION OF THE AGREEMENT AND OWNER'S RIGHT TO PERFORM DESIGN-BUILDER'S RESPONSIBILITIES
         13.      DISPUTE RESOLUTION
         14.      MISCELLANEOUS PROVISIONS
         15.      EXISTING CONTRACT DOCUMENTS

         AMENDMENT NO. I
         Owners Program
         AMENDMENT NO. 2
         Technology Transfer Agreement between Owner, Engineer and
           Design-Builder


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  This Agreement has important legal and insurance consequences. Consultation with an attorney and insurance consultant is encouraged with respect to its completion or modification.
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AGC DOCUMENT NO.410 o STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL
CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price)
2001 The Associated General Contractors of America




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                              AGC DOCUMENT NO. 410
                          STANDARD FORM OF DESIGN-BUILD
                        AGREEMENT AND GENERAL CONDITIONS
                        BETWEEN OWNER.AND DESIGN-BUILDER
               (Where the Basis of Payment is the Cost of the Work
                   Plus A FEE with a Guaranteed Maximum Price)
--------------------------------------------------------------------------------

                                    ARTICLE 1

                                    AGREEMENT

This Agreement is made the............7TH..............day
of...........JULY..............in the YEAR......2003, by and between the

OWNER


PACIFIC ETHANOL, INC.
440 W. FALLBROOK
SUITE 210
FRESNO, CA 93711


and the
DESIGN-BUILDER


W.M. LYLES CO.
(A CALIFORNIA CORPORATION)
P.O. BOX 4377
FRESNO, CA 93744-4377


for services in connection with the following
PROJECT


ETHANOL PLANT - CONSTRUCTION
ETHANOL PRODUCTION AT THE MADERA SITE


          Notice to the parties shall be given at the above addresses.




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ARTICLE 2 - GENERAL PROVISIONS

2.1 TEAM RELATIONSHIP THE OWNER AND THE Design-Builder AGREE TO PROCEED WITH THE Project ON the basis of trust, good faith and fair dealing and shall take all actions reasonably necessary to perform THIS AGREEMENT IN AN ECONOMICAL and timely MANNER, including consideration OF DESIGN MODIFICATIONS AND alternative materials or equipment that will permit the Work to be constructed within the Guaranteed Maximum Price (GMP) AND by THE DATES OF Substantial COMPLETION AND Final Completion AS established by Amendment No. 1. The Design-Builder agrees to procure, as permitted by the law of the state where the project is located, the design phase services and furnish construction phase services as set forth below.

2.1.1 The Design-Builder represents that it is an independent contractor and that it is familiar with the type of work it is undertaking.

2.1.2 Neither the Design-Builder nor any of its agents or employees shall act on behalf of or in the name of the Owner unless authorized in writing by the Owner's Representative.

2.2 ENGINEER Engineering services shall be procured from licensed, independent design professionals retained by the Design-Builder with consultation from Owner as permitted by the law of the state where the Project is located. The standard of care for engineering services performed under this Agreement shall be the care and skill ordinarily used by members of the engineering professions practicing under similar conditions at the same time and locality. The entity providing engineering services shall be referred to as the Engineer and provide separate and exclusive Professional Liability Insurance as required. The engineering services shall be procured pursuant to a separate agreement between the Design-Builder and the Engineer.

2.2.1 THE Engineer FOR THE Project shall BE DELTA-T CORPORATION,

2.3 EXTENT OF AGREEMENT This Agreement is solely for the benefit of the parties, represents the entire and integrated agreement between the parties, and supersedes all prior negotiations, representations or agreements, either written or oral, except for the signed and dated Lyles Diversified, Inc. Agreement titled "Summary of Terms for Secured Debt With Equity." The Owner and the Design-Builder AGREE TO LOOK SOLELY TO EACH other with RESPECT TO THE PERFORMANCE OF THE AGREEMENT. THE Agreement and each and every provision is for the exclusive benefit of the Owner and the Design-Builder and not for the benefit of any third party or any third party beneficiary, except to the extent expressly provided in the Agreement.

2.4 DEFINITIONS

         .1 The Contract DOCUMENTS consist of:

                  a. Change Orders and written amendments to this Agreement including exhibits and appendices, signed by both the Owner and the Design-Builder, including Amendment No. 1 if executed;

                  b. this Agreement except for the existing Contract Documents set forth in item e. below;

                  c. the most current documents approved by the Owner pursuant to Paragraph 3.1;

                  d. the information provided by the Owner pursuant to Clause 4.1.2.1;

                  e. the Contract Documents in existence at the time of execution of this Agreement which are set forth in Article 15. Additional Exhibits may be added to this document with proper signature of the Owner and design-Builder;

                  f. the Owner's Program provided pursuant to Subparagraph 4.1.;

         In case of any inconsistency, conflict or ambiguity among the Contract Documents, the documents shall govern in the order in which they are listed above.

         .2 The term day shall mean calendar day unless otherwise specifically defined.

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         .3 DESIGN-BUILDER'S FEE means the compensation paid to the
         Design-Builder for salaries and other mandatory or customary compensation of the Design-Builder's employees at its principle and branch offices except employees listed in Subparagraph 8.2.2, general and administrative expenses of the Design-Builder's principal and branch offices other than the field office, and the Design-Builder's capital expenses, including interest on the Design-Builder's capital employed FOR the WORK, AND PROFIT.

         .4 DEFECTIVE WORK IS ANY portion of the Work not in conformance with the Contract Documents as more fully described in Paragraph 3.8.

         .5 The term Fast-track means accelerated scheduling which involves commencing construction prior to the completion of drawings and specifications and then using means such as bid PACKAGES AND EFFICIENT COORDINATION TO COMPRESS THE overall schedule.

         .6 FINAL COMPLETION occurs on the date when the Design-Builder's obligations under this Agreement are complete and accepted by the Owner and final payment becomes due and payable.

         .7 A MATERIAL SUPPLIER is a party or entity retained by the Design-Builder to provide material and equipment for the Work.

         .8 Others means other contractors and all persons at the Worksite who are not employed by Design-Builder, its Subcontractors or Material Suppliers.

         .9 The OWNER is the person or entity identified as such in this Agreement and includes the Owner's Representative.

         .10 The OWNER'S PROGRAM IS an initial description of the Owner's objectives, that may include budget and time criteria, space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements completed by the Design-Builder and Engineer as described in Exhibit No. C; Project Development Agreement.

         .11 The PROJECT, as identified in Article 1, is the building, facility and/or other improvements for which the Design-Builder is to perform the Work under this Agreement It may also include improvements to be undertaken by the Owner or Others.

         .12 A SUBCONTRACTOR IS A party or entity retained by the Design-Builder as. an independent contractor to provide the on-site labor, materials, equipment and/or services necessary to complete a specific portion of the Work. The term Subcontractor does not include the Engineer or any separate contractor employed by the Owner or any separate contractor's subcontractors.

         .13 SUBSTANTIAL COMPLETION OF THE WORK, OF a designated portion, occurs on the date when the Design-Builder's obligations are sufficiently complete in accordance with the Contract Documents so that the Owner can or does occupy or utilize the Project, or a designated portion, for the use for which it is intended, in accordance with Paragraph 10.4. The issuance of a Certificate of Occupancy is not a prerequisite for Substantial Completion if the Certificate of Occupancy cannot be obtained due to factors. beyond the Design-Builder's control. This date shall be confirmed by a Certificate of Substantial Completion signed by the Owner and the Design-Builder. The Certificate shall state the respective responsibilities of the Owner and the Design-Builder for security, maintenance, heat, utilities, damage to the Work, and insurance. The Certificate shall also list the items to be completed or corrected, and establish the time for their completion and correction, within the time frame, if any, established in Amendment No. I for the Date of Final Completion.

         .14 A SUB-SUBCONTRACTOR IS a party or entity who has an agreement with a Subcontractor to perform any portion of the Subcontractor's work.

         .15 The WORK is the Design Development and Design Phase Services procured or furnished in accordance with Paragraph 3.1, the GMP Proposal provided in accordance with Paragraph 3.2, the Construction Phase Services provided in accordance with Paragraph 3.3, Additional Services that may be provided in accordance with paragraph 3.10, and other services which are necessary to complete the Project in accordance with and reasonably inferable from the Contract Documents.

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         .16 WORKSITE means the geographical area at the location mentioned in
         Article where the Work is to be performed.

ARTICLE 3 -DESIGN-BUILDER'S RESPONSIBILITIES

THE Design-Builder shall be responsible for procuring the design and for furnishing the construction of the Work consistent with the Owner's Program; as such the Owner may modify the Program during the course of the work up to twenty-five (25)-percent design complete. The Design-Builder shall exercise reasonable skill and judgment in the performance of its services consistent with the team relationship described in Paragraph 2.1, but does not warrant nor guarantee schedules and estimates other than those that are part of the GMP proposal.

3.1 DESIGN PHASE SERVICES

3.1.1 PRELIMINARY EVALUATION - OWNER'S PROGRAM The Design-Builder shall review the Owner's Program to ascertain the requirements of the Project and shall verify' such requirements with the Owner. The Design-Builder's review shall also provide to the Owner a preliminary evaluation of the site with regard to access, traffic, drainage, parking, building placement and other considerations affecting the plant, the environment and energy use, as well as information regarding applicable governmental laws, regulations and requirements based on the requirements of Exhibit No. C. The Design-Builder shall also propose, as necessary, alternative architectural, civil, structural, mechanical, electrical and other systems for review by the Owner, to determine the most desirable approach on the basis of cost, technology, quality and speed of delivery. The Design-Builder will also review existing test reports but will not undertake any independent testing nor be required to furnish types of information derived from. such testing in its Preliminary Evaluation. Based upon its review and verification of the Owner's Program and other relevant information the Design-Builder shall provide a Preliminary Evaluation of the Project's feasibility for the Owner's acceptance. The Design-Builder's Preliminary Evaluation shall specifically identify any deviations from the Owner's Program.

3.1.2 PRELIMINARY SCHEDULE - OWNER"S PROGRAM The Design-Builder shall prepare a preliminary schedule of the Work as established by the information provide by the Engineer in Exhibit No. C. The Owner shall provide written approval of milestone dates established in the preliminary schedule of the Work. The schedule shall show the activities of the Owner, the Engineer and the Design-Builder necessary to meet the Owner's completion requirements. The schedule shall be updated periodically with the level of detail for each schedule update reflecting the information then available. If an update indicates that a previously approved schedule will not be met, the Design-Builder shall recommend corrective action to the Owner in writing.

3.1.3 PRELIMINARY ESTIMATE -- OWNER'S PROGRAM ' When sufficient Project information has been identified, the Design-Builder shall prepare for the Owner's acceptance a preliminary estimate established by the information provided by the Engineer in Exhibit No. C utilizing typical W.M. LYLES CO. estimating techniques. The estimate shall be updated periodically with the level of detail for each estimate update reflecting the information then available. If the preliminary estimate or any update exceeds the Owner's budget, the Design-Builder shall make recommendations to the Owner.

3.1.4 DESIGN DEVELOPMENT DOCUMENTS - OWNER'S PROGRAM The Design-Builder shall submit for the Owner's written approval the Design Development Documents as submitted by the Engineer and required in Exhibit No. C signed by the Design-Builder and Engineer based on the approved Schematic Design Documents. The Design Development Documents shall further define the Project including drawings and outline specifications fixing and describing the Project size and character as to site utilization, and other appropriate elements incorporating the structural, architectural, mechanical and electrical systems. One set of these documents shall be furnished to the Owner. When the Design-Builder submits the Design Development Documents, the Design-Builder shall identify in writing all material changes and deviations that have taken place from the Schematic Design Documents. The Design-Builder shall update the schedule and estimate based on the Design Development Documents.

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3.1.5 TECHNOLOGY TRANSFER AGREEMENT AND FUTURE DESIGN SERVICES AGREEMENT Upon
execution of Exhibit No. C, the Owner, Engineer and Design-Builder shall enter into good-faith negotiations for the Technology Transfer Agreement and the Design-Builder and Engineer shall enter into good-faith negotiations for the Design Services Agreement. Upon confirmation that the Owner has obtained the necessary Project Financing, the Technology Transfer Agreement and Design Services agreement shall be fully executed so as to not delay the project.

3.1.6 CONSTRUCTION DOCUMENTS Upon confirmation that the Owner has obtained the necessary Project Financing, the Design-Builder shall submit for the Owner's written approval Construction Documents based on the approved Design Development Documents. The Construction Documents shall set forth in detail the requirements for construction of the Work, and shall consist of drawings and specifications based upon codes, laws and regulations enacted at the time of their preparation. When the Design-Builder submits the Construction Documents, the Design-Builder shall identify in writing all material changes and deviations that have taken place from the Design Development Documents. Construction shall be in accordance with these approved Construction Documents. One set of these documents shall be furnished to the Owner prior to commencement of construction.

3.1.7 OWNERSHIP OF DOCUMENTS Upon the making of payment pursuant to Paragraph 10.5, the Owner shall receive ownership of the property rights, except for copyrights and other limited license information provided and required by the Engineer, of all documents, drawings, specifications, electronic data and information prepared, provided OR PROCURED by the Design-Builder, its Engineer, Subcontractors and Consultants and distributed to the Owner for this Project. ("Design-Build Documents")

         .1 If this Agreement is terminated pursuant to Paragraph 12.1, the Owner shall receive ownership of the property rights, except for copyrights and other limited license information provide by the Engineer, of the Design-Build Documents upon payment for all work performed in accordance with this Agreement, at which time the Owner shall have the right to use, reproduce and make derivative works from the Design-Build Documents to complete the Work.

         .2 If this Agreement is terminated pursuant to Paragraph 12.2, the Owner shall receive ownership of the property rights, except for copyrights and other limited license information provide by the Engineer, of the Design-Build Documents upon payment of all sums provided in Paragraph 12.2, at which time the Owner shall have the right to use, reproduce and make derivative works from the Design-Build Documents to complete the Work.

         .3 The Owner may use, reproduce and make derivative works from the Design-Build documents for subsequent renovation and remodeling of the work, but shall not use, reproduce or make derivative works from the Design-Build Documents for other projects without the written authorization of the Design-Builder and Engineer, who shall not unreasonably withhold consent.

         .4 The Owner's use of the Design-Build Documents without the Design-Builder's involvement or on other projects is at the Owner's sole risk, except for the Design-Builder's indemnification obligation pursuant to Paragraph 3.7, and the Owner shall defend, indemnify and hold harmless the Design-Builder, its Engineer, Subcontractors, and consultants, and the agents; officers, directors and employees of each of them from and against any and all claims, damages, losses, costs 'and expenses, including but not limited to attorney's fees, costs and expenses incurred in connection with any dispute resolution process, arising out of or resulting from the Owner's use of the Design-Build Documents.

         .5 The Design-Builder shall obtain from its Engineer, Subcontractors and consultants property rights and rights of use that correspond to the rights given by the Design-Builder to the Owner in this Agreement.

3.2 GUARANTEED MAXIUM PRICE (GMP)

3.2.1 GMP PROPOSAL The GMP shall be the sum of the estimated Design-Builder's Time and Material Cost of the work as defined in Article 8 and listed in Exhibit No. B, Design-Builder's Fee as defined in Article land the Design-Builder's Contingency as defined in Article 3.2.7. The GMP is subject to modification as provided in Article 9.

3.2.1.1 The Design-Development Documents shall be sufficiently complete at the time the GMP Proposal is submitted to the Owner. The Design-Builder shall


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provide in the GMP for further development of the Design-Build Documents consistent with the Owner's Program. Such further development does not include changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which if required, shall be incorporated by Change Order.

3.2.2 BASIS OF GUARANTEED MAXIMUM PRICE The Design-Builder shall include with the GMP Proposal a written statement of its scope of work and basis, which shall include:

         .1 A list of the drawings and specifications, including all addenda, which were used in preparation of the GMP Proposal;

         .2 current Time and Material worksheet (Exhibit No. B);

         .3 a list of the assumptions and clarifications made by the Design-Builder in the preparation of the GMP Proposal to supplement the information contained in the drawings and specifications;

         .4 The Date of Substantial Completion and/or the Date of Final Completion upon which the proposed GMP is based, and the Schedule of Work upon which the Date of Substantial Completion and/or the Date of Final Completion is based;

         .5 a schedule of applicable alternate prices and unit prices if necessary;

         .6 Additional Services if any;

         .7 the time limit for acceptance of the GMP proposal;

         .8 the Design-Builder's Contingency as provided in Subparagraph 3.2.6;

         .9 a statement of any work to be self performed by the Design-Builder; and

         .10 A statement identifying all patented or copyrighted materials, methods or systems selected by the Design-Builder and incorporated in the Work that are likely to require the payment of royalties or license fees.

3.2.3 REVIEW AND ADJUSTMENT TO GMP PROPOSAL The Design-Builder shall meet with the Owner to review the GMP Proposal. In the event that the Owner has any comments relative to the GMP Proposal, or finds any inconsistencies or inaccuracies in the information presented, it shall give prompt written notice of such comments or findings to the Design-Builder, who shall make appropriate adjustments to the GMP, its basis or both.

3.2.4 ACCEPTANCE OF GMP PROPOSAL Upon acceptance by the Owner of the GMP Proposal, as MAY be amended by the Design-Builder in accordance with Subparagraph 3.2.3, THE GMP AND ITS BASIS shall be set forth in Amendment No. 1. The GMP and the date of Substantial Completion and/or the date of Final Completion shall be subject to modification in Article 9.

3.2.5 FAILURE TO ACCEPT THE GMP PROPOSAL Unless the Owner accepts the GMP Proposal in writing on or before the date specified in the GMP Proposal for such acceptance and so notifies the Design-Builder, the GMP Proposal shall not be effective. If the Owner fails to accept the GMP Proposal, or rejects the GMP Proposal, the Owner shall have the right to:

         .1 Suggest modifications to the GMP Proposal. If such modifications are accepted in writing by Design-Builder, the GMP Proposal shall be deemed accepted in accordance with Subparagraph 3.2.4;

         .2 Direct the Design-Builder to proceed on the basis of reimbursement as provided in Articles 7 and 8 without A GMP, in which case all references in this agreement to the GMP shall not be applicable; or


In the absence of a GMP the parties may establish a Date of Substantial Completion and/or a Date of Final Completion.

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3.2.6 DESIGN-BUILDER'S CONTINGENCY The GMP Proposal will contain, as part of the estimated Cost of the Work, the Design-Builder's Contingency, a sum mutually agreed upon and monitored by the Design-Builder and the Owner for use at the Design-Builder's discretion to cover costs which are properly reimbursable as a Cost of the Work but are not the basis for a Change Order. Any contingency amount remaining after Owner's start=up and use of the project shall be equitably split between the Design-Builder and Owner on a 50/50 basis.

3.2.7 CONSTRUCTION PHASE SERVICES The Construction. Phase will commence upon the confirmation that the Owner has obtained the necessary Project Financing and issuance by the Owner of a written notice to proceed with construction.

32.8 In order to complete the Work, the Design-Builder shall provide all necessary construction supervision, construction equipment, labor, materials, tools, and subcontracted items.

3.2.9 The Design-Builder shall give all notices and comply with all laws and ordinances legally enacted at the date of execution of the Agreement which govern the proper performance of the Work.

3.2.10 The Design-Builder shall keep such full and detailed accounts as are necessary for proper financial management under this Agreement. The Owner shall be afforded access to all the Design-Builder's records, books, correspondence, instructions, drawings, receipts, vouchers., memoranda and similar data relating to this Agreement. The Design-Builder shall preserve all such records for a period of three years after the final payment or longer where required by law.

3,2.11 The. Design-Builder shall provide periodic written reports to the Owner on the progress of the Work in such detail as agreed to by the Owner and the Design-Builder.

3.2.12 The Design-Builder shall develop a system of cost reporting for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes in the Work. The reports shall be presented to the Owner at mutually agreeable intervals.

3.2.13 The Design-Builder shall regularly remove debris and waste materials at. the Worksite resulting from the Work. Prior to discontinuing Work in an area, the Design-Builder shall clean the area and remove all rubbish and its construction equipment, tools, machinery, waste and surplus materials. The Design-Builder shall minimize and confine dust and debris resulting from construction activities. At the completion of the Work, the Design-Builder shall remove from the Worksite all construction equipment, tools, surplus materials, waste materials and debris.

3.2.14 The Design-Builder shall prepare and submit to the Owner final marked up as-built drawings in general documenting how the various elements of the Work including changes were actually constructed or installed, or as defined by the parties by attachment to this Agreement.

3.3 SCHEDULE OF THE WORK THE Design-Builder shall prepare and submit a final Schedule of work for the Owner's Acceptance and Written Approval as to Milestone Dates. This schedule shall indicate the dates for the start and Completion of the various stages of the Work, including The dates when information and 'approvals are required from the Owner. The Schedule shall be revised as required by the conditions of the Work.

3.4 SAFETY OF PERSONS AND PROPERTY

3.4.1 SAFETY PRECAUTIONS AND PROGRAMS The Design-Builder shall have overall responsibility for safety precautions and programs in the performance of the Work. While the provisions of this Paragraph establish the responsibility for safety between the Owner and the Design-Builder, they do not relieve Subcontractors of their responsibility for the safety of persons or property in the performance of their work, nor for compliance with the provisions of applicable laws and regulations.

3.4.2 The Design-Builder shall seek to avoid injury, loss or damage to persons or property by taking reasonable steps to protect:

         .1       its employees and other persons at the Worksite;

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         .2 materials, supplies and equipment stored at the Worksite for use in performance of the Work; and

         .3 the Project and all property located at the Worksite and adjacent to work areas, whether or not said property or structures are part of the Project or involved in the Work.

3.4.3 DESIGN-BUILDER'S SAFETY PROGRAM The Design-Builder's On-Site Safety Program shall include all OSHA required elements and the following components:

         .1 Established and administrated on-site Drug Prevention and Alcohol Testing Program.

         .2 Established and administrated on-site Safety Orientation Training and Education Program.

3.4.4 DESIGN-BUILDER'S SAFETY REPRESENTATIVE The Design-Builder shall designate an individual at the Worksite in the employ of the Design-Builder who shall act as the Design-Builder's designated safety representative with a duty to prevent accidents. The Design-Builder will. report immediately in writing all accidents and injuries occurring at the Worksite to the Owner. If the Design-Builder is required to file an accident report with a public authority, the Design-Builder shall furnish a copy of the report to the Owner.

3.4.5 The Design-Builder shall provide the Owner with copies of all notices required of the Design-Builder by law or regulation. The Design-Builder's safety program shall comply with the requirements of governmental and quasi-governmental authorities having jurisdiction over the Work.

3.4.6 Damage or loss not insured under property insurance which may arise from the performance of the Work, to the extent of the negligence attributed to such acts or omissions of the Design-Builder, or anyone for whose acts the Design-Builder may be liable, shall be promptly remedied by the Design-Builder. Damage or loss attributable to the acts or omissions of the Owner or Others and not to the Design-Builder shall be promptly remedied by the Owner.

3.4.7 If the Owner or Owner's representative deems any part of the Work or Worksite unsafe, the Owner, without assuming responsibility for the Design-Builder's safety program, may require the Design-Builder to stop performance of the Work or take corrective measures satisfactory to the Owner, or both. The Design-Builder agrees to make no claim for damages, for an increase in the GMP, compensation for Design Phase Services, the Design-Builder's Fee and/or the Date of Substantial Completion and/or the Date of Final Completion based on the Design-Builder's compliance with the Owner's reasonable request.

3.5 HAZARDOUS MATERIALS

3.5.1 A Hazardous Material is any substance or material identified now or in the future as hazardous under any federal, state or local law or regulation, or any other substance or material which may be considered hazardous or otherwise subject to statutory or regulatory requirements governing handling, disposal and/or clean-up. The Design-Builder shall not be obligated to commence or continue work until all Hazardous Material discovered at the Worksite has been removed, rendered or determined to be harmless by the Owner as certified by an independent testing laboratory approved by the appropriate government agency.

3.5.2 If after the commencement of the Work, Hazardous Material is discovered at the Project, the Design-Builder shall be entitled to immediately stop Work in the affected area. The Design-Builder shall report the condition to the Owner and, if required, the government agency with jurisdiction. The Design-Builder reserves the right to remove any identified Hazardous Material under a separate Time and Material Contract.

3.5.3 The Design-Builder shall not be required to perform any Work relating to or in the area of Hazardous Material without written mutual agreement.

3.5.4 The Owner shall be responsible for retaining an independent testing laboratory to determine the nature of the material encountered and weather it is a Hazardous Material requiring corrective measures and/or remedial action. Such measures shall be the sole responsibility of the Owner, and shall be performed in a manner minimizing any adverse effects upon the Work of the Design-Builder. The Design-Builder shall resume Work in the area affected by any Hazardous


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Material only upon written agreement between the parties after the Hazardous
Material has been removed or rendered harmless and only after approval, if necessary, of the governmental agency or agencies with jurisdiction.

3.5.5 If the Design-Builder incurs additional costs and/or is delayed due to the presence or remediation OF Hazardous Material, the Design-Builder shall be entitled to an equitable adjustment in the GMP, compensation for Design Phase Services, the Design-Builder's Fee and/or the Date of Substantial Completion and/or the Date of Final Completion.

3.5.6 Provided the Design-Builder, its Subcontractors, Material Suppliers and Sub-subcontractors, and the agents, officers, directors and employees of each of them, have not, acting under their own authority, knowingly entered upon any portion of the Work containing Hazardous Materials, and to the extent not caused by the negligent acts or omissions of the Design-Builder, its Subcontractors, Material Suppliers and Sub-subcontractors, and the agents, officers, directors and employees of each of them, the Owner shall defend, indemnify and hold harmless the Design-Builder, its Subcontractors and Sub-subcontractors, and the agents, officers, directors and employees of each of them, from and against any and all direct claims, damages, fosses, costs and expenses, including but not limited to attorney's fees, costs and expenses incurred in connection with any dispute resolution process, arising out of or relating to the performance of the Work in any area affected by Hazardous Material. To the fullest extent permitted by law, such indemnification shall apply regardless of the fault, negligence, breach of warranty or contract, or strict liability of the Owner.

3.5.7 Material Safety Data (MSD) sheets as required by law and pertaining to materials or substances used or consumed in the performance of the Work, whether obtained by the Design-Builder, Subcontractors, the Owner or Others, shall be maintained at the Project by the Design-Builder and made available to the Owner and Subcontractors.

3.5.8 During the Design-Builder's performance of the Work, the Design-Builder shall be responsible for the proper handling of all materials brought to the Worksite by the Design-Builder. Upon the issuance of the Certificate of Substantial Completion, the Owner shall be responsible under this Paragraph for materials and substances brought to the site by the Design-Builder if such materials or substances are required by the Contract Documents.

3.5.9 The terms of this Paragraph 3.5 shall survive the completion of the Work under this Agreement and/or any termination of this Agreement.

3.6 ROYALTIES, PATENTS AND COPYRIGHTS The Design-Builder shall pay all royalties and license fees which may be due on the inclusion of any patented or copyrighted materials, methods or systems selected by the Design-Builder and incorporated in the Work. The Design-Builder shall defend, indemnify and hold the Owner harmless from all suits or claims for infringement of any patent rights or copyrights arising out of such selection. The Owner agrees to defend, indemnify and hold the Design-Builder and Engineer harmless from all suits or claims OF infringement of any patent rights or copyrights arising out of any patented or copyrighted materials, methods or systems specified by the Owner.

3.7 WARRANTIES AND COMPLETION

3.7.1 The Design-Builder warrants that all materials and equipment furnished under the Construction Phase of this Agreement will be new unless otherwise specified, of good quality, in conformance with the Contract Documents, and free from defective workmanship and materials. Warranties shall commence on the Date of Substantial Completion of the Work or of a designated portion. The Design-Builder agrees to correct all construction performed under this Agreement which is defective in construction workmanship or materials within a period of one year from the Date of Substantial Completion.

3.7.2 To the extent products, equipment, systems or materials incorporated in the Work are specified and purchased by the Owner, they shall be covered exclusively by the warranty of the manufacturer. There are no warranties that extend beyond the description on the face of any such warranty. To the extent products, equipment, systems or materials incorporated in the Work are specified by the Owner but purchased by the Design-Builder and are inconsistent with selection criteria that otherwise would have been followed by the Design-Builder, the Design-Builder shall assist the Owner in pursuing warranty claims. ALL OTHER WARRANTIES EXPRESSED OR IMPLIED INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESLY DISCLAIMED.

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

3.7.3 The Design-Builder shall secure required certificates of inspection, testing or approval and deliver them to the Owner.

3.7.4 The Design-Builder shall collect all written warranties and equipment manuals and deliver them to the Owner in a format directed by the Owner.

3.7.5 With the assistance of the Owner's maintenance personnel, the Design-Builder shall direct the checkout of utilities and start-up operations, and adjusting and balancing of systems and equipment for readiness.

3.8 CONFIDENTIALITY The Design-Builder shall treat as confidential and not disclose to third persons, except Subcontractors, Sub-subcontractors and the Engineer as is necessary for the performance of the Work, or use for its own benefit any of the Owner's developments, confidential information, know-how, discoveries, production methods and the like that may be disclosed to the Design-Builder or which the Design-Builder may acquire in connection with the Work. The Owner shall treat as confidential information all of the Design-Builder's estimating systems historical and parameter cost data and the Engineer's Design/Process information that may be disclosed to the Owner in connection with the performance of this Agreement.

3.9 ADDITIONAL SERVICES The. Design-Builder shall provide or procure the following Additional Services upon the request of the Owner. A written agreement between the Owner and the DESIGN-Builder shall define the extent of such Additional Services before they are performed by the Design-Builder. If a GMP has been established for the Work or any portion of the Work, such Additional Services shall be considered a Change in the Work, unless they are specifically included in the statement of the basis of the GMP as set forth in Amendment No. 1.

         .1 Consultations, negotiations, and documentation supporting the procurement of Project financing.

         .2 Surveys, site evaluations, legal descriptions and aerial photographs.

         .3 Appraisals of existing equipment, existing properties, new equipment and developed properties.

         .4 Consultations and representations before governmental authorities or others having jurisdiction over the Project other than normal assistance in securing building permits.

         .5 Investigation or making measured drawings of existing conditions or the reasonably required verification of Owner-provided drawings and information.

         .6 Artistic renderings, models and mockups of the Project or any part of the Project or the Work.

         .7 Estimates, proposals, appraisals, consultations, negotiations and services in connection with the repair or replacement of an insured loss, provided such repair or replacement did not result from the negligence of the Design-Builder.

         .8 Obtaining service contractors and training maintenance personnel, assisting and consulting in the use of systems and equipment after the initial start up.

         .9 Services for tenant or rental spaces not a part of this Agreement.

         .10 Services requested by the Owner or required by the Work which are not specified in the Contract Documents and which are not normally part of generally accepted design and construction practice.

         .11 Serving or preparing to serve as an expert witness in connection with any proceeding, legal or otherwise, regarding the Project.

         .12 Document reproduction exceeding the limits provided for in this Agreement.

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

3.10 DESIGN-BUILDER'S REPRESENTATIVE The Design-Builder shall designate a person who shall be the Design-Builder's authorized representative. The
Design-Builder's Representative is: Mr. Rick Amigh.

ARTICLE 4 - OWNER'S RESPONSIBILITIES

4.1 INFORMATION AND SERVICES PROVIDED BY OWNER

4.1.1 The Owner shall provide full information in a timely manner regarding requirements for the Project, including the Owner's Program and other relevant information.

4.1.2 The Owner shall provide:

         .1 all available information describing the physical characteristics of the site, including surveys, site evaluations, legal descriptions, existing conditions, subsurface and environmental studies, reports and investigations;

         .2 inspection and testing services during construction as required by law or as mutually agreed; and

         .3 unless otherwise provided in the Contract Documents, necessary approvals, site plan review, rezoning, easements and assessments, fees, permits and charges required for the construction, use, occupancy or renovation of permanent structures, including legal and other required services.

4.1.3 The Owner shall provide reasonable evidence satisfactory to the Design-Builder, prior to commencing the Work and during the progress of the Work, that sufficient funds are available and committed for the entire cost of the Project, including a reasonable allowance for changes in the Work as may be approved in the course of the Work. Unless such reasonable evidence is provided, the Design Builder shall not be required to commence or continue the Work. The Design-Builder may stop Work after seven (7) days written notice to the Owner if such evidence is not presented within a reasonable time. THE failure of the Design-Builder to insist upon the providing of this evidence at any one time shall not be a waiver of the Owner's obligation to make payments pursuant to this Agreement, nor shall it be a waiver of the Design-Builder's right to require that such evidence be provided at a later date.

4.1.4 The Design-Builder shall be entitled to rely on the completeness and accuracy of the information and services required by this Paragraph 4.1.

4.2 RESPONSIBILITIES DURING DESIGN PHASE

4.2.1 The Owner shall provide information for the Owner's Program at the inception of the Design Phase and shall review. and timely approve in writing all schedules, estimates, Preliminary Estimate, Schematic Design Documents, Design Development Documents and Construction Documents furnished during the Design Phase as set forth in Paragraph 3.1, and the GMP Proposal as set forth in Paragraph 3.2.

4.2.2 The Owner shall provide good-faith negotiations in a timely manner so as not to delay any contractual agreements.

4.3 RESPONSIBILITIES DURING CONSTRUCTION PHASE

4.3.1 The Owner shall review the Schedule of the Work as set forth in Paragraph
3.3 and timely approve the milestone dates set forth.

4.3.2 If the Owner becomes aware of any error, omission or failure to meet the requirements of the Contract Documents or any fault or defect in the Work, the Owner shall give prompt written notice to the Design-Builder.

4.3.3 The Owner shall communicate with the Design-Builder's Subcontractors, Material Suppliers and the Engineer only through or in the presence of the Design-Builder. The Owner shall have no contractual obligations to Subcontractors, suppliers, or the Engineer.

4.3.4 The Owner shall provide insurance for the Project as provided in Article
11.

4.4 OWNER'S REPRESENTATIVE The Owner's Representative is Mr. Neil Koehler. The
Representative:

         .1 shall be fully acquainted with the Project;

         .2 agrees to furnish the information and services required of the Owner pursuant to Paragraph 4.1 so as not to delay the Design-Builder's Work; and

         .3 shall have authority to bind the Owner in all matters requiring the Owner's approval, authorization or written notice if the Owner changes its representative or the representative's authority as listed above, the Owner shall notify the Design-Builder in writing in advance.

4.5 TAX EXEMPTION If in accordance with the Owner's direction the Design-Builder may claim an exemption for taxes and the Owner shall defend, indemnify and hold the Design-Builder harmless for all liability, penalty, interest, fine, tax assessment, attorney's fees: or other expense or cost incurred by the Design-Builder as a result of any action taken by the Design-Builder in accordance with the Owner's direction.

ARTICLE 5 -- SUBCONTRACTS

Work not performed by the Design-Builder with its own forces shall be performed by Subcontractors or the Engineer.

5.1 RETAINING SUBCONTRACTORS The Design-Builder shall not retain any subcontractor to whom the Owner has a reasonable and timely objection, provided that the Owner agrees to compensate the Design-Builder for any additional costs incurred by the Design-Builder as a result of such objection. The Owner may propose subcontractors to be considered by the Design-Builder. The Design-Builder shall not be required to retain any subcontractor to whom the Design-Builder has a reasonable objection.

5.2 MANAGEMENT OF SUBCONTRACTORS The Design-Builder shall be responsible for the management of the Subcontractors in the performance of their work and require all Subcontractors and third party sub-subcontractors and suppliers, as necessary, to comply with all of the provisions of the Agreement.

5.4 BINDING OF SUBCONTRACTORS AND MATERIALS SUPPLIERS The Design-Builder agrees to bind every Subcontractor and Material Supplier (and require every Subcontractor to so bind its Sub-subcontractors and Material Suppliers) to all the provisions of this Agreement and the Contract Documents as they apply to the Subcontractor's and Material Supplier's portions of the Work.

5.5 LABOR RELATIONS As of the date of this Agreement, the Design-Builder is signatory to the following labor agreements:

         1.       Northern Operating Engineers
         2.       Northern Laborers
         3.       Northern Utility Fitters


ARTICLE 6 - TIME

6.1 DATE OF COMMENCEMENT Time is of the essence. The Date of Commencement is the effective date of this Agreement as first written in Article 1. The Work shall proceed in general accordance with the Schedule of Work as such schedule may be amended from time to time, subject, however, to other provisions of this Agreement.

6.2 SUBSTANTIAUFINAL COMPLETION Unless the parties agree otherwise, the Date of Substantial Completion and/or the Date of Final Completion shall be established in Amendment No. 1 to this Agreement subject to adjustments as provided for in the Contract Documents. If such dates are not established upon the execution of this Agreement of such time as a GMP is ______ a Date of Substantial Completion and/or Date of Final Completion of the Work shall be established in Amendment No. 1.

6.2.1 Time limits stated in the Contract Documents are of the essence.

6.2.2 Unless instructed by the Owner in writing, the Design-Builder shall not knowingly commence the Work before the effective date of insurance that is required to be provided by the Design-Builder or the Owner.

6.3 DELAYS IN THE WORK

6.3.1 If causes beyond the Design-Builder's control delay the progress of the Work, then the GMP, compensation for Design Phase Services, the Design-Builder's Fee and/or the Date of Substantial Completion and/or the Date of Final Completion shall be modified by Change Order as appropriate. Such causes shall include but not be limited to: changes ordered in the Work, acts or omissions of the Owner or Others, the Owner preventing the Design-Builder from performing the Work pending dispute resolution, Hazardous Materials or differing site conditions. Causes beyond the control of the Design-Builder do not include acts or omissions on the part of the Design-Builder, Subcontractors, Sub-subcontractors, Material Suppliers or the Engineer.

6.3.2 To the extent a delay in the progress of the Work is caused by adverse weather conditions not reasonably anticipated, fire, unusual transportation delays, general labor disputes impacting the Project but not specifically related to the Worksite, governmental agencies, or unavoidable accidents or circumstances, the Design-Builder shall only be entitled to its actual costs without fee and an extension of the Date of Substantial Completion and/or the Date of Final Completion.

6.3.3 In the event delays to the Project are encountered for any reason, the parties agree to undertake reasonable steps to mitigate the effect of such delays.

ARTICLE 7 - COMPENSATION

7.1 DESIGN PHASE COMPENSATION

7.1.1 To the extent required by applicable law, the cost of services performed directly by the Engineer is computed separately and detailed in Exhibit No. C attached hereto. The Engineer's Design-Phase Compensation is independent from the Design-Builder's compensation for work or services performed directly by the Design-Builder; these costs shall be shown as separate items on applications for payment.

7.12 The Owner shall compensate the Design-Builder for services performed during the Design Phase As Described in Paragraph 3.1 And Included in Exhibit No. C executed by the Design-Builder and Engineer, including preparation of a GMP Proposal as described in Paragraph 3.2, as follows: Time and Material Costs as outlined in Exhibit No. B for the development of the Owner's Program, establishing the project requirements, general business planning and other Information and documentation as may be required to establish the feasibility of the project, making revisions to the Schematic Design, design Development, Design, coordination, management, expediting and other services supporting the procurement of materials to be obtained, or work to be performed, by the Owner, including but not limited to telephone systems, computer wiring networks, sound systems, alarms, security systems and other specialty systems which are not a part of the Work, Preliminary Construction Schedules and Estimates, Construction Documents forming the basis of the GMP.

7.1.3 Compensation for Design Phase Services, as part of the Work, shall include the Design-Builder's Fee as established in the Time and Material Costs, Exhibit No. B, paid in proportion to the services performed, subject to adjustment as provided in Paragraph 7.4.

7.1.4 For changes in Design Phase services, any additional compensation shall be adjusted as indicated in the Project Development Agreement signed by the Design-Builder and Engineer.

7.1.5 Within fifteen (15) days after receipt of each monthly application for payment, the Owner shall give written notice to the Design-Builder of the Owner's acceptance or rejection, in whole or in part, of such application for payment. Within fifteen (15) days after accepting such application, the Owner shall pay directly to the Design-Builder the appropriate amount for which application for payment is made, less amounts previously paid by the Owner. If such application is rejected in whole or in part, the Owner shall indicate the reasons for its rejection. If the Owner and the Design-Builder cannot agree on a revised amount then, within fifteen (15) days after its initial rejection in part of such application, the Owner shall pay directly to the Design-Builder the appropriate amount for those items not rejected by the Owner for which application for payment is made, less amounts previously paid by the Owner. Those items rejected by the Owner shall be due and payable when the reasons for the rejection have been removed.

7.1.6 If the Owner fails to pay the Design-Builder at the time payment of any account becomes due, then the Design-Builder may, at any time thereafter, upon serving written notice that the Work will be stopped within seven (7) days after receipt of the notice by the Owner, and after such seven (7) day period, stop. the Work until payment of the amount owing has been received.

7.1.7 Payments due pursuant to Subparagraph 7.1.5, may bear interest from the date payment is due at the prime rate prevailing at the location of Project.

7.2 CONSTRUCTION PHASE COMPENSATION

7.2.1 The Owner shall compensate the Design-Builder for work performed following the commencement of the Construction Phase on the following basis:

         .1 the Cost of the Work as allowed in Article 8; and

         .2 the Design-Builder's Fee paid in proportion to the services performed subject to adjustment as provided in Paragraph 7.4.

7.2.2 The compensation to be paid under this Paragraph 7.2 shall be limited to the GMP established in Amendment No. 1, as the GMP may be adjusted under Article 9.

7.2.3 Payment from Construction Phase Services shall be as set forth in Article
10. If Design Phase Services continue to be provided after construction has commenced, the Design-Builder shall continue to be compensated as provided in Paragraph 7.1, or as mutually agreed.

7.3 DESIGN-BUILDER'S FEE The Design-Builder's Fee shall be as follows, subject to adjustment as provided in Paragraph 7.4, Time and Material Costs per Exhibit No. B payable each month as provided in Paragraph 7.1.5.

7.4 ADJUSTMENT IN THE DESIGN-BUILDER'S FEE Adjustment in the Design-Builder's Fee shall be made as follows:

         .1 for changes in the Work as provided in Article 9, the Design-Builder's Fee shall be adjusted as follows: Time and Material Costs as outlined in Exhibit No. B.

         .2 for delays in the Work not caused by the Design-Builder, except as provided in Subparagraph 6.3.2, there will be an equitable adjustment in the Design-Builder's Fee to compensate the Design-Builder for increased expenses; and

         .3 if the Design-Builder is placed in charge of managing the replacement of an insured or uninsured loss, the Design-Builder shall be paid an additional fee in the same proportion that the Design-Builder's Fee bears to the estimated Cost of the Work for the replacement.

The Owner agrees to pay the Design-Builder for the Cost of the Work as defined in this Article. This payment shall be in addition to the Design-Builder's Fee stipulated in Paragraph 7.3.

ARTICLE 8 - COST OF THE WORK

8.1 COST ITEMS FOR DESIGN PHASE SERVICES

8.1.1 Compensation for Design Phase Services as provided in Paragraph 7.1.

8.2 COST ITEMS FOR CONSTRUCTION PHASE SERVICES

8.2.1 Time and Material Costs per Exhibit No. B include but are not limited to:

8.2.2 Wages paid for labor in the direct employ of the Design-Builder in the performance of the Work.

8.2.3 Salaries of the Design-Builder's employees when stationed at the field office, in whatever capacity employed and employees engaged on the road expediting the production or transportation of material and equipment.

8.2.4 Cost of all employee benefits and taxes including but not limited to workers' compensation, unemployment compensation, Social Security, health, welfare, retirement and other fringe benefits as required by law, labor agreements, or paid under the Design-Builder's standard personnel policy, insofar as such costs are paid to employees of the Design-Builder who are included in the Cost of the Work under Subparagraphs 8.2.1 and 8.2.2.

8.2.5 Reasonable transportation, travel, hotel and moving expenses of the Design-Builder's personnel incurred in connection with the Work.

8.2.6 Cost of all materials, supplies and equipment incorporated in the Work, including costs of inspection and testing if not provided by the Owner, transportation, storage and handling.

8.2.7 Payments made by the Design-Builder to Subcontractors for work performed under this. Agreement.

8.2.8 Fees and expenses for design services procured or furnished by the Design-Builder except as provided by the Engineer and compensated in Paragraph 7.1.

8.2.9 Cost, including transportation and maintenance of all materials, supplies, equipment, temporary facilities and hand tools not owned by the workers that are used or consumed in the performance of the Work, less salvage value and/or residual value; and cost less salvage value on such items used, but not consumed that remain the property of the Design-Builder.

8.2.10 Rental charges of all necessary machinery and equipment, exclusive of hand tools owned by workers, used at the Worksite, whether rented from the Design-Builder or Others, including installation, repair and replacement, dismantling, removal, maintenance, transportation AND delivery costs. Rental from unrelated third parties shall be reimbursed at actual cost as indicated in the Time and Material worksheet.

8.2.11 Cost of the premiums for all insurance and surety bonds that the Design-Builder is required to procure or deems necessary, and approved by the Owner.

8.2.12 Sales, use, gross receipts or other taxes, tariffs or duties related to the Work for which the Design-Builder is liable.

8.2.13 Fees, licenses, tests, royalties, damages for infringement of patents and/or copyrights, including costs of defending related suits for which the Design-Builder is not responsible as set forth in Paragraph 3.7, and deposits lost for causes other than the Design-Builder's negligence.

8.2.14 Losses, expenses or damages to the extent not compensated by insurance OR otherwise, and the cost of corrective work and/or redesign during the Construction Phase and for a period of one year following the Date of Substantial Completion,, provided that such corrective work and/or redesign did not arise from the negligence of the Design-Builder.

8.2.15 All costs associated with establishing, equipping, operating, maintaining and demobilizing the field office.

8.2.16 Reproductions costs, photographs, cost of telegrams, facsimile transmissions, long distance telephone calls, data processing services, postage, express delivery charges, telephone service at the Worksite and reasonable petty cash expenses at the field office.

8.2.17 The premium portion of overtime work ordered by the Owner, including productivity impact costs, other than the that required by the Design-Builder to maintain the current Schedule of Work.

8.2.18 Out of town travel by the Engineer in connection with the Work, except between the Engineer's office, the Design-Builder's office, the Owner's office and the worksite as further described in the Design-Builder's separate contract with the selected Engineer.

8.2.19 All water, power and fuel costs necessary for the Work.

8.2.20 Cost of removal of all non-hazardous substances, debris and waste materials.

8.2.21 Costs incurred due to an emergency affecting the safety of persons and/or property.

8.2.22 Legal, mediation and arbitration fees and costs, other than those arising from disputes between the Owner and the Design-Builder, reasonably and properly resulting from the Design-Builder's performance of the Work.

8.2.23 All costs directly incurred in the performance of the Work or in connection with the Project, and not included in the Design-Builder's Fee as set forth in Article 7, which are reasonably inferable from the Contract Documents as necessary to produce the intended results.

8.3 DISCOUNTS All discounts for prompt payment shall accrue to the Owner to the extent such payments are made directly by the Owner. To the extent payments are made with funds of the Design-Builder, all cash discounts shall accrue to the Design-Builder. All trade discounts, rebates and refunds, and all returns from sale of surplus materials and equipment, shall be credited to the Cost of the Work.


ARTICLE 9 - CHANGES IN THE WORK

Changes in the Work which are within the general scope of this Agreement may be accomplished, without invalidating this Agreement, by Change Order, Work Change Directive, or a minor change in the work, subject to the limitations stated in the Contract Documents.

9.1 CHANGE ORDER

9.1.1 The Design-Builder may request and/or the Owner, without invalidating this Agreement, may order changes in the Work within the general scope of the contract Documents consisting of additions, deletions or other revisions to the GMP or the estimated cost of the work, compensation for Design Phase Services, the Design-Builder's Fee and/or the Date of Substantial Completion and/or the Date of Final Completion being adjusted accordingly. All such changes in the Work shall be authorized by applicable Change Order, and shall be performed under the applicable conditions of the Contract Documents.

9.1.2 Each adjustment in the GMP and/or estimated Cost of the Work resulting from a Change Order shall clearly separate the amount attributable to compensation for Design Phase Services, other Cost of Work and the Design-Builder's Fee

9.1.3 The Owner and the Design-Builder shall negotiate in good faith an appropriate adjustment to the GMP or the estimated Cost of the Work, compensation for Design Phase Services, the Design-Builder's Fee and/or the Date of Substantial Completion and/or the Date of Final Completion and shall conclude these negotiations as expeditiously as possible. Acceptance of the Change Order and any adjustment in the GMP, the estimated Cost of the Work, compensation for Design Phase Services, the Design-Builder's Fee and/or the Date of Substantial Completion and/or the Date of Final Completion shall not be unreasonably withheld.

9.2 PROPOSED CHANGE ORDERS (PCO'S)

9.2.1 The Owner may issue a written Proposed Change Orders directing a change in the Work prior to reaching agreement with the Design-Builder on the adjustment, if any, in the GMP, estimated Cost of the Work, the Design-Builder's Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate, the compensation for Design Phase Services.

9.2.2 The Owner and the Design-Builder shall negotiate expeditiously and in good faith for appropriate adjustments, as applicable, to the GMP, estimated Cost of the Work, the Design-Builder's Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate the compensation for Design Phase services, arising out of Proposed Change Orders. As the changed work is completed, the Design-Builder shall submit its costs for such work with its application for payment beginning with the next application for payment within thirty (30) days of the issuance of the proposed change Orders Pending final determination of cost to the Owner, amounts not in dispute may be included in applications for payment and shall be paid by Owner.

9.2.3 If the Owner and the Design-Builder agree upon the adjustments in the GMP, estimated Cost of the Work, the Design-Builder's Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate the compensation for Design Phase Services, for a change in the Work directed by a Proposed Change Order, such agreement shall be the subject of an appropriate Change Order. The Change Order shall include all outstanding PCO's issued since the last Change Order.

9.3 MINOR CHANGES IN THE WORK

9.3.1 The Design-Builder may make minor changes in the design and construction of the Project consistent with the intent of the Contract Documents which do not involve an adjustment in the GMP, estimated Cost of the Work, the Design-Builder's Fee, the Date of Substantial Completion and/or the Date of Final Completion, and do not materially and adversely affect the design of the Project, the quality of _______________________________________________________
equipment or systems specified in the Contract Documents, or the quality of workmanship required by the Contract Documents.

9.3.2 The Design-Builder shall promptly inform the Owner in writing of any such changes and shall record such changes on the Design-Build Documents maintained by the Design-Builder.

9.4 UNKNOWN CONDITIONS If in the performance of the Work the Design-Builder finds latent, concealed or subsurface physical conditions which materially differ from the conditions the Design-Builder reasonably anticipated, or if physical conditions are materially different from those normally encountered and generally recognized as inherent in the kind of work provided for in this Agreement, then the GMP, estimated Cost of the Work, the Design-Builder's Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate the compensation for Design Phase Services, shall be equitably adjusted by Change Order within a reasonable time after the conditions are first observed. The Design-Builder shall provide the Owner with written notice within the time period set forth in Paragraph 9.6,

9.5 DETERMINATION OF COST

9.5.1 An increase Or decrease in the GMP and/or estimated Cost of the Work resulting from a change in the Work shall be determined be Time and Material Costs per Exhibit No. B as defined in Paragraph 7.2, Article 8 and subparagraph 7.4.1.

9.5.2 If the Owner and the Design-Builder disagree as to whether work required by the Owner is within the scope of the Work, the Design-Builder shall furnish the Owner with an estimate of the costs to perform the disputed work in accordance with the Owner's interpretations. If the Owner issues a written order for the Design-Builder to proceed, the Design-Builder shall perform the disputed work and the Owner shall pay the Design-Builder fifty percent (50%) of its estimated cost to perform the work. in such event, both parties reserve their rights as to whether the work was within the scope of the Work. The Owner's payment does not prejudice its right to be reimbursed should it be determined that the disputed work was within the scope of work. The Design-Builder's receipt of payment for the disputed work does not prejudice its right to receive full payment for the disputed work should it be determined that the disputed work is not within the scope of the Work.

9.6 EMERGENCIES In any emergency affecting the safety of persons and/or property, the Design-Builder shall act, at its discretion, to prevent threatened damage, injury or loss. Any change in the GMP, estimated Cost of the Work, the Design-Builder's Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate compensation for Design Phase Services, on account of emergency work shall be determined as provided in this Article.

9.7 CHANGES IN LAW In the event any changes in laws or regulations affecting the performance of the Work are enacted after either the date of this Agreement or the date a GMP Proposal is accepted by the Owner and set forth in Amendment No. 1 to this Agreement, whichever occurs later, the GMP, estimated Cost of the Work,, the Design-Builder's Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate the compensation for Design Phase Services, shall be equitably adjusted by Change Order.

ARTICLE 10 - PAYMENT FOR CONSTRUCTION PHASE SERVICES

10.1 PROGRESS PAYMENTS

10.1.1 On the 5th day of each month after the Construction Phase has commenced, the Design-Builder shall submit to the Owner an application for payment consisting of the Cost of the Work performed up to the end of the month, including the cost of material suitably stored on the Worksite or at other locations approved by the Owner, along with a proportionate share of the Design-Builder's Fee. Approval of payment applications for such stored materials shall be conditioned upon submission by the Design-Builder of bills of sale and applicable insurance or such other procedures satisfactory to the Owner to establish the Owner's title to such materials, or otherwise to protect the Owner's interest, including transportation to the site. Prior to submission of the next application for payment, the Design-Builder shall furnish to the Owner a statement accounting for the disbursement of funds received under the previous application. The extent of such statement shall be as agreed upon between the Owner and the Design-Builder.

10.1.2 Within ten (10) days after receipt of each monthly application for payment, the Owner shall give written notice to the Design-Builder of the Owner's acceptance or rejection, in whole or in part, of such application for payment. Within fifteen (15) days after accepting such application, the Owner shall pay directly to the Design-Builder the appropriate amount for which application for payment is made, less amounts previously paid by the Owner. If such application is rejected in whole or in part, the Owner shall indicate the reasons for its rejection. If the Owner and the Design-Builder cannot agree on a revised amount then, within fifteen (15) days after its initial rejection in part of such application, the Owner shall pay directly to the Design-Builder the appropriate amount for those items not rejected by the Owner for which application for payment is made, less amounts previously paid by the Owner. Those items rejected by the Owner shall be due and payable when the reasons for the rejection have been removed.

101.3 If the Owner fails to pay the Design-Builder at the time payment of any amount becomes due, then the Design-Builder may, at any time thereafter, upon serving written notice that the Work will be stopped within seven (7) days after receipt of the notice by the Owner, and after such seven day period, stop the Work until payment of the amount owing has been received.

10.1.4 Payments due but unpaid pursuant to Subparagraph 10.1.2, less any amount retained pursuant to Paragraphs 10.2 and 10.3 may bear interest from the date payment is due at the prime rate prevailing at the place of the Project.

10.1.5 The Design-Builder warrants and guarantees that a conditional release of all Work, materials and equipment covered by a dated application for payment will pass to the Owner upon submission. Upon receipt of such like payment to the Design-Builder, an unconditional release of all liens, claims, security interests or encumbrances will be provided.

10.1.6 The Owner's progress payment, occupancy or use of the Project, whether in whole or in part, shall not be deemed an acceptance or any Work not conforming to the requirements of the Contract Documents.

10.1.7 Upon Substantial Completion of the Work, the Owner shall pay the Design-Builder the unpaid balance of the Cost of the Work, compensation for Design Phase Services and the Design-Builder's Fee, less one-hundred-fifty percent (150%) of the cost of completing any unfinished items as agreed to between the Owner and the Design-Builder as to extent and time for completion. The Owner thereafter shall pay the Design-Builder monthly the amount retained for unfinished items as each item is completed.

10.2 RETAINAGE From each progress estimate made prior to the time Substantial Completion of the Work has been reached, the Owner shall retain five percent (5%), if required, of the amount otherwise due after deduction of any amounts as provided in Paragraph 10.3 of this Agreement. If the Owner chooses to use this retainage provision:

         .1 at the time the Work is fifty percent (50%) complete and thereafter, the Owner may choose to withhold no more retainage and pay the Design-Builder the full amount of what is due on account of subsequent progress payments;

         .2 once each early finishing trade Subcontractor has completed its work and that work has been accepted by the Owner, the Owner may release final retention on such work;

         .3 The Design-Builder may establish an escrow account for all retention and any interest on such securities shall accrue to the Design-Builder;

         .4 the Owner may, in its sole discretion, reduce the amount to be retained at any time.

10.3 ADJUSTMENT OF DESIGN-BUILDER'S APPLICATION FOR PAYMENT The Owner may adjust or reject an application for payment or nullify a previously approved Design-Builder application for payment, in whole or in part, as my reasonably be necessary to protect the Owner from loss or damage based upon the following, to the extent that the Design-Builder is responsible under this Agreement:

         .1 the Design-Builder's repeated failure to perform the Work as required by the Contract Documents;

         .2 loss or damage arising out of or relating to this Agreement and caused by the Design-Builder to the Owner or
         ______________________________.

         .3 the Design-Builder's failure to properly pay the Engineer, Subcontractors or Material Suppliers for labor, materials, equipment or supplies furnished in connection with the Work, provided that the Owner is making payments to the Design-Builder in accordance with the terms of this Agreement;

         .4 Defective Work not corrected in a timely fashion;

         .5 reasonable evidence of delay in performance of the Work such that the Work will not be completed by the Date of Substantial Completion and/or the Date of Final Completion, and that the unpaid balance of the GMP is. not sufficient to offset any direct damages that may be sustained by the Owner as a result of the anticipated delay caused by the Design-Builder; and

         .6 reasonable evidence demonstrating that the unpaid balance of the GMP is insufficient to fund the cost to complete the Work.

The Owner shall give written notice to the Design-Builder at the time of disapproving or nullifying all or part of an application for payment of the specific reasons. When the above reasons for disapproving or nullifying an application for payment are removed, payment will be made for the amount previously withheld.

10.4 OWNER OCCUPANCY OR USE OF COMPLETED OR PARTIALLY COMPLETED WORK

10.4.1 Portions of the Work that are completed or partially completed may be used or occupied by the Owner when (a) the portion of the Work is designated in a Certificate of Substantial Completion, (b) appropriate Insurer(s) and/or sureties consent to the occupancy or use, and (c) appropriate public authorities authorize the occupancy or use. Such partial occupancy or use shall constitute Substantial Completion of that portion of the Work. The Design-Builder shall not unreasonably withhold consent to partial occupancy or use, provided such partial occupancy or use is of value to the Owner.

10.5 FINAL PAYMENT

10.5.1 Final Payment, consisting of the unpaid ,balance of the Cost of the Work, compensation for Design Phase Services and the Design-Builder's Fee, shall be due and payable when the work is fully completed. before issuance of final payment, the Owner may request satisfactory evidence that all payrolls, material bills and other indebtedness connected with the Work have been paid or otherwise satisfied.

10.5.2 IN making final payment the Owner waives all claims except for:

         .1 outstanding liens;

         .2 improper workmanship or defective materials appearing within one year after the date of Substantial Completion;

         .3 work not in conformance with the Contract Documents; and

         .4 terms of any special warranties required by the Contract Documents.

10.5.3 in accepting final payment, the Design-Builder waives all claims except those previously made in writing and which remain unsettled.

ARTICLE 11 - INDEMNITY, INSURANCE, BONDS, AND WAIVER OF SUBROGRATION

11.1 INDEMNITY

11.1.1 To the fullest extent permitted by law, the Design-Builder shall defend, indemnify and hold harmless the Owner, Owner's officers, directors, members, consultants, agents and employees from all claims for bodily injury and property damage (other than to the Work itself and other property required to be insured under Paragraph 11.5 owned by or in the custody of the owner), that may arise from the performance of the Work, to the extent of the negligence attributed to such acts or omissions by the Design-Builder, Subcontractors or anyone employed directly or indirectly by any of them or by anyone for whose acts any of them may be liable. The Design-Builder shall not be required to defend, indemnify or hold harmless the Owner, Owner's officers, directors, members, consultants, agents and employees for any acts, omissions or negligence of the Owner, the Owner's officers, directors, members, consultants, employees, agents or separate contractors.

11.1.2 To the fullest extent permitted by law, the Owner shall defend, indemnify and hold harmless the Design-Builder, its officers, directors or members, Subcontractors or anyone employed directly or indirectly by any of them or anyone for whose acts any of them may be liable from all claims for bodily injury and property damage, other than property insured under Paragraph 11.5, that may arise from the performance of work by Others, to the extent of the negligence attributed to such acts or omissions by Others.

11.2 DESIGN-BUIDER'S LIABILITY INSURANCE

11.2.1 The Design-Builder shall obtain and maintain insurance coverage for the following claims which may arise out of the performance of this Agreement, whether resulting from the Design-Builder's operations or form the operations of any Subcontractor, anyone in the employ of any of them, or by an individual or entity for whose acts they may be liable:

         .1 workers' compensation, disability and other employee benefit claims under acts applicable to the Work;

         .2 under applicable employer's liability law, bodily injury, occupational sickness, disease or death claims of the Design-Builder's employees;

         .3 personal injury liability claims for damages directly or indirectly related to the person's employment by the Design-Builder or for damages to any other person;

         .4 claims for physical injury to tangible property, including all resulting loss of use of that property, to property other than the Work itself and property insured under Paragraph 11.5;

         .5 bodily injury, death or property damage claims resulting from motor vehicle liability in the use, maintenance or ownership of any motor vehicle; and

         .6 contractual liability claims involving the Design-Builder's obligations under Subparagraph 11.1.1.

11.2.2 The Design-Builder's Commercial General and Automobile Liability Insurance as required by Subparagraph 11.2.1 shall be written for not less than the following limits of liability:

          .1       Commercial General Liability Insurance
                  a.        Each Occurrence Limit                  $ 1,000,000
                                                               -----------------
                  b.        General Aggregate                      $ 2,000,000
                                                               -----------------
                  c.        Products/Completed
                            Operations Aggregate                   $ 1,000,000
                                                               -----------------
                  d.        Personal and Advertising
                            injury Limit                           $ 1,000,000
                                                               -----------------

         .2       Comprehensive Automobile Liability Insurance

                  a.        Combined Single Limit Bodily
                            Injury and Property Damage             $ 1,000,000
                                                               -----------------
                                                                Each Occurrence

11.2.3 Commercial General Liability Insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies and an Excess or Umbrella Liability policy.

11.2.4 The policies shall contain a provision that coverage will not be canceled or not renewed until at least thirty (30) days' notice has been given to the Owner. Certificates of insurance showing required coverage to be in force shall be filed with the Owner prior to commencement of the Work.

11.2.5 Umbrella Liability insurance shall protect the parties against claims excess of the limits provided under the worker's compensations liability, commercial general liability and automotive liability.

         .1       Commercial General Liability Insurance

                  a.       Umbrella Excess                       $  10,000,000
                                                               -----------------
                                                                Each Occurrence

On Policies under Clauses 11.2, each party shall list the other parties and Owner as an additional insured, and such policies shall be primary over any other insurance carried by the additional insured's.

11.2.6 Products and Completed Operations insurance shall be maintained for a minimum period of at least 5 year(s) after final payment.

11.3 PROFESSIONAL LIABILITY INSURANCE The Engineer shall obtain professional liability insurance for claims arising from the negligent performance of professional services under this Agreement, which shall be Project Specific Professional Liability Insurance written for not less than the per claim/aggregate with a deductible not to exceed those amounts listed in the Agreement between the Design-Builder and the Engineer. The Professional Liability Insurance shall include prior acts coverage sufficient to cover all services rendered by the Engineer. This coverage shall be continued in effect for 5 year(s) after the Date of Substantial Completion.

11.4 OWNER'S LIABILITY INSURANCE The Owner shall be responsible for obtaining and maintaining its own liability insurance. Insurance for claims arising out of the performance of this Agreement may be purchased and maintained at the Owner's discretion. The Owner shall provide the Design-Builder with a certificate of insurance at the request of the Design-Builder.

11.5. INSURANCE TO PROTECT PROJECT

11.5.1 The Design-Builder shall obtain and maintain "All Risk" Builder's Risk Insurance in a form acceptable to the Owner upon the entire Project for the full cost of replacement at the time of any loss. This insurance shall include as named insured the Owner, the Engineer, Subcontractors, Material Suppliers and Sub-subcontractors. This insurance shall include "all risk" insurance for physical loss or damage including without duplication of coverage at least:(.) theft, vandalism, malicious mischief, transit, materials stored off site, collapse, false-work, temporary buildings, debris removal, flood, earthquake, workmanship or material. If requested by the Owner, the Design-Builder shall obtain a Builder's Risk start-up and testing policy that covers plant operations for a stated period of time. The design-Builder shall increase limits of coverage, if necessary, to reflect estimated replacement cost. The insurance policy shall be written without a co-insurance clause. The Design-Builder and Owner shall share the responsibility for any deductible amounts at a 50/50 rate.

11.5.2 If the Owner occupies or uses a portion of the project prior to its substantial completion, such occupancy or use shall not commence prior to a time mutually agreed to by the Owner and the Design-Builder. Permission for partial occupancy from the insurance company shall be included as standard in the property insurance policy, to ensure that this insurance shall not be canceled or lapsed on account of partial occupancy. Consent of the Design-Builder to such early occupancy or use shall not be unreasonably withheld.

11.5.3 If necessary and at the Owner's expense, the Owner shall purchase and maintain insurance to protect the Owner, the Design-Builder, the Engineer, Subcontractors, and Sub-subcontractors against loss of use of the Owner's property due to those perils insured pursuant to Paragraph 11.5. Such policy will provide coverage for expediting expenses of materials, continuing overhead of the Owner and the Design-Builder, the Engineer, Subcontractors, Material Suppliers and Sub-subcontractors, necessary labor expense including overtime, loss of income by the Owner and other determined exposures. Exposures of the Owner, the Design-Builder, the Engineer, Subcontractors and Sub-subcontractors, shall be determined by mutual agreement with separate limits of coverage fixed for each item.

11.5.4 The Owner and Design-Builder shall provide each other with copies of all insurance policies before an exposure to loss may occur. Copies of any subsequent endorsements shall be furnished as necessary. The cost of any insurance shall be added to the Cost of the Work pursuant to Article 8, and the GMP shall be increased by Change Order.

11.6 PROPERTY INSURANCE LOSS ADJUSTMENT

11.6.1 Any insured loss shall be adjusted with the Owner and the Design-Builder and made payable to the Owner and Design-Builder as trustees for the insured, as their interests may appear, subject to any applicable mortgage clause.

11.7 WAIVER OF SUBROGRATION

11.7.1 The Owner and the Design-Builder waive all rights against each other, the Engineer, and any of their respective employees, agents, consultants, Subcontractors and Sub-subcontractors for damages covered by the insurance provided pursuant to Paragraph 11.5 to the extent they are covered by that insurance, except such rights as they may have to the proceeds of such insurance held by the Owner and the Design-Builder as trustees. The Design-Builder shall require similar waivers from the Engineer and all Subcontractors, and shall require each of them to include similar waivers in their sub-subcontracts and consulting agreements.

11.7.2 The Owner waives subrogation against the Design-Builder, the Engineer, Subcontractors and Sub-subcontractors on all property and consequential loss policies carried by the Owner on adjacent properties and under property and consequential loss policies purchased for the Project after its completion.

11.7.3 All policies except worker's compensation shall be endorsed to state that the carrier waives any right to subrogation against the Design-Builder, the Engineer, Subcontractors or Sub-subcontractors.

11.8 MUTUAL WAIVER OF CONSEQUENTIAL DAMAGES The Owner and the Design-builder agree to waive all claims against the other for all consequential damages that may arise out of or relate to this Agreement. The Owner agrees to waive damages including but not limited to the Owner's loss of use of the Property, all rental expenses incurred, loss of services of employees, or loss of reputation. The Design-Builder agrees to waive damages including but not limited to the loss of business, loss of financing, principle office. overhead and profits, loss of profits not related to this Project, or loss of reputation. This paragraph shall not be construed to preclude contractual provisions for liquidated damages when such provisions relate to direct damages only. , The provisions of this paragraph shall govern the termination of this Agreement and shall survive such termination.

11.9 BONDING

11.9.1 Performance and Payment Bonds may be required of the Design-Builder by Owner. Such bonds shall be issued by a surety licensed in the state of the location of the Project and must. be acceptable to the Owner.

11.9.2 Such Performance Bond shall be issued in the penal sum up to one-hundred percent (100%) of the GMP per the signed Amendment No. 1 as determined by the Owner. Such Performance Bond shall cover the cost to complete the Work, but shall not cover any damages of the type specified to be covered by the insurance pursuant to Paragraph 11.2 and Paragraph 11.3, whether or not such insurance is provided or is in an amount sufficient to cover such damages.

11.9.3 The penal sum of the Payment Bond may or may not be equal the penal sum of the Performance Bond as determined by the Owner.

ARTICLE 12 -- SUSPENSION TERMINATION OF THE AGREEMENT AND OWNER'S RIGHT TO PERFORM DESIGN-BUILDER'S RESPONSIBILITIES

12.1 SUSPENSION BY THE OWNER FOR CONVENIENCE

12.1.1 The Owner may order the Design-Builder in writing to suspend, delay or interrupt all or any part of the Work without cause for such period of time as the Owner may determine to be appropriate for its convenience.

12.1.2 Adjustments caused by suspension, delay or interruption shall be made for increases in the GMP, compensation for Design Phase Services, the Design-Builder's Fee and/or the Date of Substantial Completion and/or the Date of Final Completion. No adjustment shall be made if the Design-Builder is or otherwise would have been responsible for the suspension, delay or interruption of the work, or if another provision of this Agreement is applied to render an equitable adjustment.

12.2 TERMINATION BY OWNER If the Owner terminates this Agreement, the Owner shall pay the Design-Builder for all costs associated with the Work per the signed and dated Lyles Diversified Agreement Titled "Summary of Terms for Secured Debt With Equity." In addition, the Design-Builder shall be paid an amount calculated as set forth below:

         .1 If the Owner terminates this Agreement after commencement of the Construction Phase, as determined by the signed and dated Lyles Diversified Agreement Titled "Summary of Terms for Secured Debt With Equity," the Design-Builder shall be paid for the Construction Phase Services provided to date pursuant to Subparagraph 7.2.1 and a premium as set forth below:

         All Overhead and Profit per the GMP plus fifty (50)-percent of the realized savings in the Design-Builder's projected contingency.

         .2 The Owner shall also pay to the Design-Builder fair compensation, either by purchase or rental at the election of the Owner, for all equipment retained. The Owner shall assume and become liable for obligations, commitments and unsettled claims that the Design-Builder has previously undertaken or incurred in good faith in connection with the Work or as a result of the termination of this Agreement As a condition of receiving the payments provided under this Article 12, the Design-Builder shall cooperate with the owner by taking all steps necessary to accomplish the legal assignment of the Design-Builders rights and benefits to the Owner, including the execution and delivery of required papers.

12:3 TERMINATION BY THE DESIGN-BUILDER

12.3.1 Upon five (5) days' written notice to the Owner, the Design-Builder may terminate this Agreement for any of the following reasons:

         .1 if the Work has been stopped for a sixty (60) day period

                  a. under court order or order of other governmental authorities having jurisdiction; or

                  b. as a result of the declaration of a national emergency or other governmental act during which, through no act or fault of the Design-Builder, materials are not available;

         .2 if the Work is suspended by the Owner for sixty (60) consecutive days;

         .3 if the Owner fails to furnish reasonable evidence that sufficient funds are available and committed for the entire cost of the Project in accordance with Subparagraph 4.1.3 of this Agreement.

12.3.2 If the Owner has for thirty (30) days failed to pay the Design-Builder pursuant to Subparagraph 10.1.2, the Design-Builder may give written notice of its intent to terminate this Agreement. If the Design-Builder does not receive payment within five (5) days of giving written notice to the Owner, then upon five (5) days' additional written notice to the Owner, the Design-Builder may terminate this Agreement

12.3.3 Upon termination by the Design-Builder in accordance with this Subparagraph, the Design-Builder shall be entitled to recover from the Owner payment for all Work executed and for all proven loss, cost or expense in connection with the Work, plus all demobilization costs and reasonable damages. In addition, the Design-Builder shall be paid an amount calculated as set forth either in Subparagraph 12.2.1 or 12.2.2, depending on when the termination occurs.


ARTICLE 13 - DISPUTE RESOLUTION

13.1 WORK CONTINUANCE AND PAYMENT Unless otherwise agreed in writing, the Design-Builder shall continue the Work and maintain the approved schedules during all dispute resolution proceedings. If the Design-Builder continues to perform, the Owner shall continue to make payments in accordance with the Agreement.

13.2 INITIAL DISPUTE RESOLUTION If a dispute arises out of or relates to this Agreement or its breach, the parties shall endeavor to settle the dispute first through direct discussions. If the dispute. cannot be settled through direct discussions, the parties shall endeavor to settle the dispute by mediation under the Construction Industry Mediation Rules of the American Arbitration Association before recourse to the dispute resolution procedures contained in this Agreement. The location of the mediation shall be the location of the Project. Once one party files a request for mediation with the other contracting party and with the American Arbitration Association, the parties agree to conclude such mediation within sixty (60) days of filing of the request. Either party may terminate the mediation at any time after the first session, but the decision to terminate must be delivered in person by the party's representative to the other party's representative and the mediator.

13.3 EXHIBIT NO. A if the dispute cannot be settled by mediation within sixty
(60) days, the parties shall submit the dispute to any dispute resolution process set forth in Exhibit No. A to this Agreement.

13.4 MULTIPARTY PROCEEDING The parties agree that all parties necessary to resolve a claim shall be parties to the same dispute resolution proceeding. Appropriate provisions shall be included in all other contracts relating to the Work to provide for the consolidation of such dispute resolution proceedings.

13.5 COST OF DISPUTE RESOLUTION The prevailing party in any dispute arising out of or relating to this Agreement or its breach that is resolved by the dispute resolution process set forth in Exhibit No. A to this Agreement shall be entitled to recover from the other party those reasonable attorneys fees, costs and expenses incurred by the prevailing party in connection with such dispute resolution process after direct discussions and mediation.

13.6 LIEN RIGHTS Nothing in this Article shall limit any rights or remedies not expressly waived by the Design-Builder which the Design-Builder may have under lien laws.


ARTICLE 14 - MISCELLANEOUS PROVISIONS

14.1 ASSIGNMENT Neither the Owner nor the Design-Builder shall assign its interest in this Agreement without the written consent of the other except as to the assignment of proceeds. The terms and conditions of this Agreement shall be binding upon both parties, their partners, successors, assigns and legal representatives. Neither party to this Agreement shall assign the Agreement as a whole without written consent of the other except that the Owner may assign the Agreement to a wholly-owned subsidiary of the Owner when the Owner has fully indemnified the Design-Builder or to an institutional lender providing construction financing for the Project as long as the assignment is no less favorable to the Design-Builder than this Agreement. In the event of such assignment, the Design-Builder shall execute all consents reasonably required. in such event, the wholly-owned subsidiary or lender shall assume the Owner's rights and obligations under the Contract Documents. If either party attempts to make such an assignment, that party shall nevertheless remain legally responsible for all obligations under the Agreement, unless otherwise agreed by the other party.

14.2 GOVERNING LAW This Agreement shall be governed by the law in effect at the location of the Project.

14.3 SEVERABILITY The partial or complete invalidity of any one or more provisions of this Agreement shall not affect the validity or continuing force and effect of any other provision.

14.4 NO WAIVER OR PERFORMANCE The failure of either party to insist, in any one or more instances, on the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any of its rights, shall not be construed as a waiver or relinquishment of such term, covenant, condition or right with respect to further performance.

14.5 TITLES AND GROUPINGS The titles given to the articles of this Agreement are for ease of reference only and shall not be relied upon or cited for any other purpose. The grouping of the articles in this Agreement and of the Owners specifications under the various headings is solely for the purpose of convenient organization and in no event shall the grouping of provisions, the use of paragraphs or the use of headings be construed to limit or alter the meaning of any provisions.

14.6 JOINT DRAFTING The parties to this Agreement expressly agree that this Agreement was jointly drafted, and that both had opportunity to negotiate its terms and to obtain the assistance of counsel in reviewing its terms prior to execution. Therefore, this Agreement shall be construed neither against nor in favor of either party, but shall be construed in a neutral manner.

14.7 RIGHTS AND REMEDIES The parties' rights, liabilities, responsibilities and remedies with respect to this Agreement, whether in contract, tort, negligence or otherwise, shall be exclusively those expressly set forth in this Agreement.

14.8 OTHER PROVISIONS

None








ARTICLE 15 -. OTHER DOCUMENTS

As defined in Subparagraph 2.4.1, the following Exhibits are a part of this
Agreement:

EXHIBIT NO. A Dispute Resolution Procedure

EXHIBIT NO. B Time and Material Costs worksheet.

EXHIBIT NO. C Project Development Agreement between the Design-Builder and the Engineer

       THIS AGREEMENT IS ENTERED INTO AS OF THE DATE ENTERED IN ARTICLE 1
        AND BY THE AUTHORIZED INDIVIDUALS FOR THE COMPANIES LISTED BELOW.


OWNER:
PACIFIC ETHANOL, INC.


BY: /S/ Ryan W. Turner                     BY:  /S/ William Jones
   -----------------------------               -------------------------------

PRINT NAME: Ryan W. Turner                 PRINT NAME: William Jones
          ----------------------                      ------------------------

PRINT TITLE:   COO                         PRINT TITLE: Chairman of the Board
           ---------------------                       -----------------------

ATTEST:     N/A
       -------------------------







DESIGN-BUILDER:
W.M. LYLES CO.



BY: /S/ Todd R. Sheller                     BY:  /S/ Joyce Anderson
   -----------------------------               -------------------------------

PRINT NAME: Todd R. Sheller                 PRINT NAME: Joyce Anderson
          ----------------------                      ------------------------

PRINT TITLE:   Vice President               PRINT TITLE: Assistant Secretary
           ---------------------                       -----------------------

ATTEST:     Audrey M. Scott
       -------------------------
             Notary Public

    [AUDREY M. SCOTT
      COMM. #1380830
 NOTARY PUBLIC - CALIFORNIA
    FRESNO COUNTY]

                                   EXHIBIT A,
                                   ----------
                          DISPUTE RESOLUTION PROCEDURE

1. This Agreement shall be construed under the laws of the State of California. In the event of any dispute between the parties related to this Agreement, the parties agree to binding arbitration. Arbitration shall be conducted as follows:

2. In the event of a dispute involving the Owner, the Design-Builder, and one or more Contractors, Subcontractors, Suppliers, or Engineers, the claims and disputes of all parties shall be heard by the same arbitrator(s) in a single proceeding. If the Design-Builder's claim is derived from an act or omission of the Owner, the Supplier shall prepare and present Supplier's claim through the Buyer at Supplier's expense.

3. Owner and Design-Builder shall be bound by the result of any arbitration with others regarding matters relating to this Agreement. However, Owner shall only Inbound so long as (1) Design-Builder's claim relates to the work of Owner and
(2) any recovery by Design-Builder would be payable in whole or part to Owner.

4. The Owner waives the right to sue the Design-Builder's payment, performance, contractor's license, or other bonding company or surety in a court of law. Instead, Design-Builder and Owner agree that any claim against sureties shall be resolved by arbitration as provided in this Agreement. The parties understand and expressly waive their right to a trial by jury, their right to a motion for new trial, and their right to appeal. The parties mutually intend by this provision to prevent a multiplicity of actions and the possibility of inconsistent results from different forums.

5. In the event a dispute arises that involves only Design-Builder and Owner, or their respective agents, employees, or sureties, the parties agree to binding arbitration. The arbitration shall be conducted as follows:

(a) In the event of any dispute related to this Agreement, the parties agree to binding arbitration. Arbitration shall be commenced by mailing or delivering a written demand for arbitration by either party upon the other.

(b) Within thirty (30) days of a written demand for arbitration, each party shall appoint an arbitrator and give written notice to the other party of such appointment.

(c) The two (2) arbitrators so appointed shall, within fourteen (14) days, appoint a third arbitrator who shall serve as the Chairman oft' arbitral tribunal.

(d) If either party fails to appoint an arbitrator within thirty (30) days of notice of a demand for arbitration, the arbitrator shall be appointed by the Superior Court of Fresno County, California.

(e) If the two (2) arbitrators appointed fail to agree on a third arbitrator within fourteen (14) days following appointment of the second arbitrator, the third arbitrator shall be appointed by the Superior Court of Fresno County, California.

(f) If an arbitrator fails or is unable to act, his successor will be appointed in the same manner as the arbitrator he succeeds.

(g) Unless otherwise agreed by the arbitral tribunal and the parties, the rules and procedures that will be followed in the arbitration will be the then current Construction Industry Arbitration Rules of the American Arbitration Association. The American Arbitration Association shall administer the dispute through its Submitted Claims process. Each party . agrees to pay its share of fees and expense timely, so as to not delay the arbitration.

6. The intent of the parties is to resolve all disputes in one forum, whether it be a multi-party arbitration governed by the Prime Contract arbitration provisions or a two-party arbitration governed by this Agreement.

7. The prevailing party in any arbitration or other legal proceeding regarding any dispute related to this Agreement shall be entitled to recover its reasonable costs, expenses, expert consultant fees, arbitrators' fees, arbitration costs and expenses, and attorney fees. Unless otherwise agreed by the parties, the arbitration shall take place in Fresno, California. This agreement to arbitrate shall be specifically enforceable under the laws of California. The award rendered by the arbitrators shall be final. Judgment may be entered upon the award in any court of competent jurisdiction.

8. Work Continuation and Payment. Unless-otherwise agreed in writing, Design-Builder shall carry on the work and maintain the schedule and/or work pending arbitration, and, if so, Owner shall continue to make payments in accordance with this Agreement.

                                    EXHIBIT B
                                    ---------
                                 W. M. LYLES CO.
                                 P. O. Box 4377
                              Fresno, CA 93744-4377
                                  JULY X, 2003

PACIFIC ETHANOL:

W.M. Lyles Co. is pleased to provide our Standard Cost-Plus Rates in response to your request for information on the Ethanol Project. We are proud to be an integral part of the construction profession since our founding in 1945. We consider the professional relationships that we have developed over the years stronger than that of our competitors. The rates listed below and our field labor rates are based on current labor agreements and are effective until June 30, 2004 as follows:

1.          Field Labor: According to project payroll records
                      Craftsmen will be paid in accordance with the union contracts that are applicable at the time the work is performed or special rates that are paid to certain employees due to their experience and special qualifications. PLEASE SEE SAMPLE ATTACHED RATES.
2.          Supervision Labor: According to project payroll records
                      Management, Senior Engineer, Project Engineer, Superintendent, Engineer and Project Clerks/Engineer Intern rates will be according to our established rates in effect at the time the work is performed. PLEASE SEE SAMPLE ATTACHED RATES.

3.          Insurance and Taxes:        35% of Field Labor, Item No. 1.
4.          Tool Expense:               6% of Field Labor, Item No. 1.
5.          Welfare and Pension Fund:   As required by Union Agreement.
6.          Subsistence:                As required by Union Agreement.
7.          Equipment:                  As per our established Cost-Plus rates.
                                        (Please see sample attached rates.)
8.          Materials and Subcontract:  According to Suppliers' and
                                        Subcontractors' Bills.
9.          Home Office Overhead:       15% of Items I through 7 and 5% of Item
                                        No. 8
10.         Profit:                     25% of Items I through 7.
11.         Ownership Credit:           5% of Items 9 and 10.


Supervision Labor includes vehicle allowance. All other Field pickups and gang trucks are charged to this project the same hours as the crew. All Equipment will be charged a minimum of four hours per day.


We appreciate you placing this schedule on file. Should any further changes be made, we will attempt to notify you as they occur. However; all percentages, labor rates, and equipment rates are subject to change without notice.


W.M. Lyles Co. welcomes the opportunity to provide quality construction services at competitive rates. Please contact us whenever we can be of service to assist you in your construction plans.


                                                W.M. LYLES CO.
                                                 P.O. BOX 4377
                                             FRESNO, CA 93744-4377


SAMPLE LABOR RATES                                     RATE PER               FRINGES PER
                                                       HOUR (#1)                HOUR (#5)
                                                    THROUGH 6130/04          THROUGH 6130/04

#1 FIELD LABOR
 Fitters AND Welders:
    Fitter Foreman                              $               33.69        $          13.96
    Fitter - Industrial                         $               28.79        $          13.96
    Welder - Industrial                         $               32.00        $          13.96
    5th Period Apprentice                       $               18.71        $          10.56
    Pipe Tradesmen (Helper)                     $               12.00        $           6.22
 OPERATING ENGINEERS:
    Loader Operator (2 Yds. to 4 Yds.)          $               33.14        $          11.95
    Trencher Operator (Tr. Op.)                 $               31.87        $          11.95
    Backhoe Operator (314 Yd. max)              $               33.I4        $          11.95
Laborers:
"A" Foreman Rate                                $               33.69        $           7.92
Foreman                                         $               27.43        $           7.92
Leadman                                         $               23.89        $           7.92
Pipe Layers                                     $               23.92        $           7.92
Laborer                                         $               23.67        $           7.92

#2 SAMPLE SUPERVISION RATES                                HOURLY
(INCLUDES VEHICLE)                                          RATE
Management                                                     100.00

Senior Project Engineer                         $               85.00

Project Engineer                                $               70.00

Superintendent                                  $               65.00

Engineer                                                        60.00

ENGINEER INTERN/PROJECT CLERKS                  $               25.00

#7 SAMPLE EQUIPMENT RATES
                                                         HOURLY                        EQUIP.
EQUIPMENT DESCRIPTION                                     RATE                         Number
Boom Truck                                      $               $5.00                  BB-40
Water Truck, 2000 gal                           $               26.50                  BW-18
AIR COMPRESSOR 185 CFM                          $               14.50                  CD-100
Excavator, Cat 330 BL                           $              108.00                   FA-20
GANG TRUCK, 1 TON                               . $             12.00                  GA-148
GANG Truck, 2 Ton                               $               13.50                  GD-31
COMPACTOR, Wacker                               $               13.50                  KS-53
3/4 Ton Field Pickup                            $               11.00                  PB-198
Reachlift                                       $               31.00                  RF-12
Backhoe, Cat 446                                $               41.00                  RB-27
Loader 4yd Cat.                                 $               58.50                  RL-55
Welder Truck & Rig                              $               15.00                  PB-911
Office Trailer                                  $              257.50 / month          AO-32


                                    EXHIBIT C
                                    ---------
                          PROJECT DEVELOPMENT AGREEMENT

                                    ARTICLE 1
                                    ---------
                                    AGREEMENT

This Agreement is made this 15TH day of JULY in the year 2003, by and between the

DESIGN-BUILDER
(Name and Address)

W.M. LYLES CO.
P.O. BOX 4377
FRESNO, CALIFORNIA 93744


AND THE

ENGINEER
(Name and Address)

DELTA-T CORPORATION
323 ALEXANDER LEE PARKWAY
WILLIAMSBURG, VIRGINIA 23185


FOR ETHANOL PLANT PROJECT DESIGN DEVELOPMENT SERVICES CONTRACTED BY

OWNER
(Name and Address)

PACIFIC ETHANOL, INC.
440 W. FALLBROOK
SUITE 210
FRESNO, CA 93711

IN CONNECTION WITH THE FOLLOWING

PROJECT
(Name, location and brief description)

PACIFIC ETHANOL PLANT
ETHANOL PRODUCTION AT THE MADERA SITE

2.0 GENERAL PROVISIONS
----------------------
The Design-Builder has agreed in its Design-Build Agreement with the Owner to procure the services of licensed design professionals to provide the engineering services required to design the Project in accordance with the Owner's requirements. The standard of care for engineering services performed under this Agreement shall be the care and skill ordinarily used by members of the engineering professions practicing under similar conditions at the same time and locality.

The Engineer is hereby authorized to proceed with the necessary preliminary design development services as outlined below. This Agreement authorizes work in a lump sum amount of $_ 25,000.00 plus approved travel expenses not to exceed $10,000.00. Work under this Agreement should commence immediately and be completed under the consultation with the Design-Builder and as set in a manner intended to facilitate effective and efficient development of the project. No other work is authorized without written permission from the Design-Builder. If Owner obtains project financing, a formal contract for design services will be forwarded for signature in accordance with Section 10 below.

2.1 TEAM RELATIONSHIP
---------------------
The Design-Builder and Engineer agree to work together on the basis of trust, good faith and fair dealing, and shall take actions reasonably necessary to enable each other to perform their obligations under this Agreement in a timely, efficient and economical manner.

2.2 ROYALTIES, PATENTS AND COPYRIGHTS
-------------------------------------
The Owner, Design-Builder and Engineer agree to defend, indemnify and hold each other harmless from any suits or claims of infringement of any patent rights or copyrights arising out of any patented or copyrighted materials, methods or systems specified by any of them, to the extent that the same is used in a manner permitted under this Agreement.

2.3 CONFIDENTIALITY
-------------------
The Engineer and Design-Builder shall treat as confidential and not disclose to any third parties, except as is necessary for the performance of the Services, or use for its own benefit, any of the Owner's, Design-Builder's or Engineer's developments, confidential information, know-how, estimating systems, historical and parameter cost data, discoveries, production methods and the like that may be disclosed to one another or that may be acquired in connection with the Services or the performance of this Agreement as set forth under the terms and conditions of the Non-Disclosure agreements executed by the Engineer and Design-Builder on April 2, 2003 and by the Engineer and Owner on March 11, 2003 which is incorporated herein and attached hereto as Exhibit A.

3.0 ENGINEER'S RESPONSIBILITIES
-------------------------------

3.1 PROJECT DEVELOPMENT SERVICES
--------------------------------
The Engineer's Development Services are enumerated below and shall generally consist of a review of the Project information furnished by the Owner and Design-Builder and the provision of Schematic Design Documents and Design Development Documents to be used by the Design-Builder to complete a preliminary project cost estimate (hereafter Engineer's Preliminary Evaluation"). Engineer shall coordinate its services with all services of design consultants and subcontractors that may be retained by the Design-Builder. The Engineer shall identify in writing all material changes and deviations, if any, that it makes to any of the deliverables described in Sections 3.1.1 through 3.1.9 below after it first delivers the same to the Design-Builder. These services shall be performed in accordance with the schedule established by the Design-Builder.

3.1.1 Assist the Design-Builder to develop and analyze feasible Project alternatives, including potential facility sites, and assist in the selection of the most appropriate technical and site options in conjunction with the needs of the Project.

3.1.2 Provide preliminary projected plant operating costs and assist the Design-Builder with profitability and sensitivity analyses for selected Project alternative(s).

3.1.3 Work with the Design-Builder to define Plant specifications, and assist in developing Project roles and responsibilities for all participating parties. Deliver preliminary: System Design Specification documenting design criteria, philosophies and preferences, production and utilities usage rates, a process flow diagram and the material and energy balance.

3.1.4 Develop a preliminary site layout for the Plant based on the selected alternatives and site physical and geo-technical data provided by the Design-Builder.

3.1.5 Provide the following preliminary construction documents to enable the cost of construction and the cost of the project whole to be estimated for the purpose of project financing.
         o        P&ID's
         o        General Arrangements
         o        Pipe Material Takeoffs
         o        Foundation sketches
         o        Steel sketches
         o        Electrical Single Line
         o        Electrical Material takeoffs
         o        Cost equipment list

3.1.6 Provide preliminary process emissions data for environmental permitting, site plans and other related support activities based on the above materials as they apply to a plant without a dryer, in support of the environmental permitting firm to be retained by the Design-Builder and/or Owner in order to facilitate prompt project permitting.

3.1.7 Utilize Engineer's experience in ethanol plant operation, products marketing, and industry economics to assist Design-Builder and Owner in developing a business plan;

3.1.8 Provide presentation-grade technical and economic data and strategic guidance to assist Design-Builder and Owner with presentations to potential equity investors and financial institutions.

3.1.9 Provide preliminary engineering and a construction schedule based on information that it has already developed for other recent projects or studies and based on its best assessment of external issues such as environmental permitting, funding availability, and expected start dates for detailed engineering and construction.

3.2 Engineer shall continue to develop and make modifications to the items described in Section 3.1.1 through 3.1.4 above and 3.1.7 and 3.1.8 above as necessary in accordance with changing or evolving Project plans. The Engineer shall perform the above services at such times, and according to such schedule, as reasonably necessary to support effective development of the Project.

3.3 Preliminary approvals by the Design-Builder or Owner shall not be deemed to be an assumption of responsibility by the Design-Builder or Owner for any error, inconsistency or omission in the drawings and specifications or other documents prepared by the Engineer, its employees, subcontractors, agents or consultants, who shall be responsible for any such error, inconsistency or omission.

3.4 Engineer shall assist the Design-Builder and Owner in filing required documents with governmental authorities having jurisdiction over the Project if required and shall attend meetings with the Owner and Design-Builder upon request of the Design-Builder.

3.5 All of the Services to be provided by the Engineer shall be rendered promptly so as not to delay the Design-Builder.

3.6 LIMITED LICENSE
-------------------
The Engineer is and shall remain the sole owner of the confidential information provided by Engineer hereunder, and of the copyrights in all the drawings and other documents provided by Engineer under this Agreement. The Engineer hereby grants Design-Builder a limited, non-exclusive non-transferable license, without right to sublicense to use the confidential information of Engineer solely for Design-Builder's use in connection with development and financing of the Project during the term of this Agreement. The Engineer reserves to itself all rights not expressly granted under this Section 3.6. In particular, but without limitation, this license does not include the right to use any of the confidential information provided by Engineer to procure bids for development or construction of a plant or to design or operate a plant or facility based on any such confidential information.

3.7 ENGINEER'S AUTHORIZED REPRESENTATIVE
----------------------------------------
The Engineer's representative is MR. ALAN BELCHER.


4.0 DESIGN-BUILDER'S RESPONSIBILITIES
-------------------------------------

4.1 PROJECT DEVELOPMENT SUPPORT SERVICES
----------------------------------------
The Design-Builder shall perform, or cause the Owner to perform, the following tasks to assure development of the Project, and such other tasks as may be required to achieve funding for the Project:

4.1.1 Provide to the Engineer upon its request such design decisions and information related to site selection, plant size, interface of the Plant to other sections of the Project, and other key project design parameters as Engineer may reasonably request from time to time.

4.1.2 Create a Project development strategy and timeline, in cooperation with Engineer; hereafter referred to as the "Plan"; for the purpose of defining the Project specifications and of obtaining one or more letter(s) of commitment for financing in an amount and on terms and conditions sufficient to enable the Design-Builder and Owner to execute the Project, and on terms otherwise acceptable.

4.1.3 Execute the Plan in a diligent manner.

4.1.4 Cooperate with Engineer to define Project specifications, and define Project development roles for all participating parties.

4.1.5 Develop a business plan, in cooperation with the Engineer, based on the information provided by Engineer under Section 3.0 above.

4.1.6 Otherwise cooperate with the Engineer in the development of the Project as mutually agreed between the Parties.

4.2 To the extent the Design-Builder has obtained the information and services identified from the Owner, the Design-Builder shall provide them to the Engineer. The Engineer shall be entitled to rely on such information and services to the same extent as the Design-Builder.

4.4 DESIGN-BUILDER'S AUTHORIZED REPRESENTATIVE
----------------------------------------------
The Design-Builder's representative is MR. RICK AMIGH.

5.0 COMPENSATION
----------------
For Services as described, the Design-Builder shall compensate the Engineer a stipulated fee in the amount of Twenty-five Thousand Dollars and no/100 cents ($25,000.00) plus actual approved expenses for travel in support of the services not to exceed Ten Thousand Dollars and no/100 cents ($10,000.00). Upon confirmation that the Owner has obtained the necessary Project Financing, the Design-Builder shall receive a credit equal to the amount of the fee paid under this Section 5.0 toward the fee due under the Design/Technology Transfer Agreements entered into by the Engineer, the Design Builder and Owner under
Section 10 below.

5.1 ADDITIONAL SERVICES
-----------------------
The Engineer shall perform and be compensated FOR approved services in addition to those described in Section 3.1 above as detailed in Exhibit B attached to this Agreement.

5.2 PAYMENTS
------------
The Engineer shall submit to the Design-Builder for its approval applications for payment for Basic and Additional Services. The amount due under Section 5.0 above shall be paid as follows: $10,000 upon signature of this Agreement; $10,000 within thirty (30)-days thereafter, and the remaining $5,000 within sixty (60)-days after signature of this Agreement. Any approved amounts due under this Agreement for additional expenses and costs shall be paid by Design-Builder within fifteen (15)-days of the Design-Builder's receipt of Engineer's monthly application for payment.

5.2.1 Prior to final payment, the Engineer shall furnish evidence satisfactory to the Design-Builder that there are no claims, obligations or Liens outstanding in connection with the services provided. Acceptance of final payment shall constitute a waiver of all claims by Engineer for compensation for the services performed.

5.2.2 Expense records of THE Engineer's personnel, consultants, subcontractors and services shall be maintained in accordance with generally accepted accounting principles and shall be available to the Design-Builder at mutually convenient times.

6.0 INSURANCE
-------------
Before commencing its Services and as a condition of payment, the Engineer shall purchase and maintain such insurance as will protect the parties from the claims arising out of its operations under this Agreement, whether such operations are by Engineer or any of its consultants or subcontractors or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable.

6.1 PROFESSIONAL LIABILITY INSURANCE
------------------------------------
The Engineer and all retained consultants shall obtain professional liability insurance for claims arising from the negligent performance of professional services under this Agreement, which shall be either General Office Coverage or Project Specific Professional Liability Insurance written for not less than those limits and deductibles in the amounts not less than four (4) million dollar aggregate and two (2) million dollar per claim basis with umbrella coverage as necessary. The Professional Liability Insurance shall contain prior acts coverage sufficient to cover all Services performed by Engineer. These requirements shall be continued in effect as required by the Owner or a minimum of 2 years after the date of this Agreement. The Engineer shall pay any deductibles.

7.0 TERMINATION
---------------
This Agreement shall continue for a period of two years unless earlier terminated as provided by:

7.1 Project Financing from the Owner has not been obtained within two years from the date of this Agreement.

7.2 Either party may terminate this Agreement upon fifteen (15) days written notice if the other party materially breaches its terms and conditions through no fault of the initiating party.

7.3 Termination by the Design-Builder upon at least fifteen (15) days written notice in the event that the Design-Builder's agreement with the Owner is terminated.

Upon termination of this Agreement for any reason, the license granted under
Section 3 above shall immediately cease, and each Party shall (i) immediately cease use of all Confidential Information of the other, (ii) immediately deliver to the disclosing Party all Confidential Information provided to it by the other, including all copies of the same, and destroy all materials developed by it or any third parties to whom it disclosed such information which was based upon such information, and (iii) certify to the disclosing Party that it has done so. In particular, but without limitation, the Design-Builder shall promptly advise all actual and potential investors and lenders for the Project and all regulatory authorities to which Confidential Information of Engineer has been provided of the termination hereof, and shall withdraw any applications for financing or permits that were based on the use of Engineer's Confidential Information.

8.0 DISPUTE RESOLUTION
----------------------
If a dispute arises out of or relates to this Agreement or its breach, the parties shall endeavor to settle the dispute first through direct discussions. If the dispute cannot be settled through direct discussions, the parties shall endeavor to settle the dispute by mediation under the Construction Industry Mediation Rules of the American Arbitration Association before recourse to the dispute resolution procedures contained in this Agreement. The location of the mediation shall be the location of the Project. Once a party files a request for mediation with the other party and with the American Arbitration Association, the parties agree to conclude such mediation within sixty (60) days of filing of the request. If the dispute cannot be settled by mediation within sixty
(60)-days, the parties shall submit the dispute to the dispute resolution process set forth in Exhibit C. Either party may terminate the mediation at any time after the first session, but the decision to terminate must be delivered in person by the party's representative to the other party's representative and the mediator.

9.0 GOVERNING LAW
-----------------
The law in effect at the location of the Project shall govern this Agreement.

10.0 TECHNOLOGY TRANSFER AND FUTURE DESIGN SERVICES AGREEMENT
-------------------------------------------------------------
Time is of the essence for this Project. Upon execution of this Project Development Agreement, the Owner, Design-Builder and Engineer agree to enter into good-faith contract negotiations for future Technology Transfer and Design Services. The Technology Transfer Agreement shall be negotiated and executed by the Owner, Engineer and Design-Builder and the Design Services Agreement be shall be negotiated and executed by the Design-Builder and Engineer using the Associated General Contractors Design-Build Agreement No. 420 between Design-Builder and Engineer as a template.

The intent being that upon confirmation that the Owner has obtained the necessary PROJECT Financing, the Owner, Design-Builder and Engineer shall immediately enter into a Technology Transfer Agreement for the entire plant and the Design-Builder and Engineer shall immediately enter into a Design-Builder/Engineer Contractual Agreement to provide the Design Services for the entire plant.

11.0 LIMITATION OF LIABILITY
----------------------------
Design-Builder's and Owner's sole remedy with respect to any breach by Engineer OF ANY provision of this Agreement (other than breach of Section 2.3), or with respect to services performed by Engineer under this agreement, shall be (a) with respect to any service that does not conform to the requirements of this Agreement, re-performance by Engineer of such service, and if such service is not satisfactorily performed within a reasonable time after Engineer's receipt of written notice of breach from Design-Builder, and in case of any other breach of this Agreement, (b) termination of this Agreement and refund of the portion of the fee, if any, allocable to services not properly performed. In no case shall Engineer be liable for any other damages of any kind, direct, indirect, incidental, consequential, exemplary or otherwise, with respect to any services performed by it, or by its failure to perform services, under this Agreement.

12.0 EXCLUSIVE RELATIONSHIP
---------------------------
During the term of this Agreement, neither Design-Builder nor Owner shall enter into, negotiate toward, or take any other action in furtherance of entering into, or assisting another to enter into, any agreement for provision of the technology, services or equipment to be provided by Engineer as currently contemplated under Section 10.0 above.

13.0 GENERAL PROVISIONS
-----------------------
This Agreement constitutes the entire agreement between the parties relating to its subject matter, and supersedes all prior representations, understandings and agreements, written or oral, express or implied. This Agreement can be modified only by written agreement executed by an authorized representative of each party.

           THIS AGREEMENT IS ENTERED INTO AS OF THE DATE IN ARTICLE 1 AND BY AUTHORIZED INDIVIDUALS FOR THE COMPANIES LISTED BELOW.


DESIGN-BUILDER:
W.M. LYLES CO.



BY:                                         BY:
   -----------------------------               -------------------------------

PRINT NAME:                                PRINT NAME:
          ----------------------                      ------------------------

PRINT TITLE:                               PRINT TITLE:
           ---------------------                       -----------------------


ENGINEER:
DELTA-T CORPORATION


BY:                                         BY:
   -----------------------------               -------------------------------

PRINT NAME:                                PRINT NAME:
          ----------------------                      ------------------------

PRINT TITLE:                               PRINT TITLE:
           ---------------------                       -----------------------

                                    EXHIBIT A

                            NON-DISCLOSURE AGREEMENT

  [AGREEMENTS EXECUTED BY THE ENGINEER AND DESIGN-BUILDER ON APRIL 2, 2003 AND
   BY THE ENGINEER AND OWNER ON MARCH 11, 2003 WHICH IS INCORPORATED HEREIN BY
                                   REFERENCE.]

                                    EXHIBIT B

                            DELTA-T REIMBUSIBLE RATES


During the term of this agreement, any requests by Owner or Design-Builder for work not in the scope of this agreement will be billed on an hourly rate and cost reimbursable basis.

Engineer will provide any further technical services requested by Owner after August 30, 2003 on an hourly rate and cost reimbursable basis.

Hourly rates for technical personnel include miscellaneous office supplies and support.

All other costs will be billed at cost plus a 10% administration fee.

                    DELTA-T TECHNICAL SERVICES HOURLY RATES
                    ---------------------------------------

   Category of Employee                                 Hourly Rate
   Technical Executive                                      US$ 150
   Senior Project Manager                                   US$ 135
   Senior Process Engineer                                  US$ 125
   Senior Mechanical Engineer                               US$ 125
   Senior I&C Engineer                                      US$ 125
   Process Engineer                                        US$ 1 05
   Mechanical Engineer                                      US$ 105
   I & C Engineer                                           US$ 105
   Designer / Draftsman                                      US$ 75
   Project Documentation Control                             US$ 75
   Clerical                                                  US$ 35

                                    EXHIBIT C
                                    ---------
                          DISPUTE RESOLUTION PROCEDURE

1. This Agreement shall be construed under the laws of the State of California. In the event of any dispute between the parties related to this Agreement, the parties agree to binding arbitration. Arbitration shall be conducted as follows:
2. Engineer agrees to be bound by the arbitration provisions, if any, in the prime contract between the Owner and the Design-Builder. The arbitration provisions of the prime contract, if any, are incorporated herein by reference. If conflicts arise between the prime contract and this Agreement, the prime contract shall control.
3. In the event of a dispute involving the Owner, the Engineer, and one or more Contractors, Subcontractors, the claims and disputes of all parties shall be heard by the same arbitrator(s) in a single proceeding. If the Engineer's claim is derived from an act or omission of the Owner, the Engineer shall prepare and present Engineer's claim through the Design-Builder's at Engineer's expense.
4. Engineer shall be bound by the result of any arbitration involving Design-Builder, the Owner, or others regarding matters relating to this Agreement. However, Engineer shall only be bound so long as (1) Design-Builder's claim relates to the work of Engineer and (2) any recovery by Design-Builder would be payable in whole or part to Engineer.
5. Design-Builder and Engineer waive the right to sue the other party's payment, performance, contractor's license, or other bonding company or surety in a court of law. Instead, Design-Builder and Engineer agree that any claim against sureties shall be resolved by arbitration as provided in this Agreement. The parties understand and expressly waive their right to a trial by jury, their right to a motion for new trial, and their right to appeal. The parties mutually intend by this provision to prevent a multiplicity of actions and the possibility of inconsistent results from different forums.
6. In the event a dispute arises that involves only Design-Builder and Engineer, or their respective agents, employees, or sureties, the parties agree to binding arbitration. The arbitration shall be conducted as follows:
         (a) In the event of any dispute related to this Agreement, the parties agree to binding arbitration. Arbitration shall be commenced by mailing or delivering a written demand for arbitration by either party upon the other.
         (b) Within thirty (30) days of a written demand for arbitration, each party shall appoint an arbitrator and give written notice to the other party of such appointment.
         (c)      The two (2) arbitrators so appointed shall, within fourteen
                  (14) days, appoint a third arbitrator who shall serve as the Chairman of the arbitral tribunal.
         (d)      If either party fails to appoint an arbitrator within thirty
                  (30) days of notice of a demand for arbitration, the arbitrator shall be appointed by the Superior Court of Fresno County, California.
         (e) If the two (2) arbitrators appointed fail to agree on a third arbitrator within fourteen (14) days following appointment of the second arbitrator, the third arbitrator shall be appointed by the Superior Court of Fresno County, California.
         (f) If an arbitrator fails or is unable to act, his successor will be appointed in the same manner as the arbitrator he succeeds.
         (g) Unless otherwise agreed by the arbitral tribunal and the parties, the rules and procedures that will be followed in the arbitration will be the then current Construction Industry Arbitration Rules of the American Arbitration Association. The American Arbitration Association shall administer the dispute through its Submitted Claims process. Each party agrees to pay its share of fees and expense timely, so as to not delay the arbitration.
7. The intent of the parties is to resolve all disputes in one forum, whether it be a multi-party arbitration governed by the Prime Contract arbitration provisions or a two-party arbitration governed by this Agreement.
8. The prevailing party in any arbitration or other legal proceeding regarding any dispute related to this Agreement shall be entitled to recover its reasonable costs, expenses, expert consultant fees, arbitrators' fees, arbitration costs and expenses, and attorney fees. Unless otherwise agreed by the parties, the arbitration shall take place in Fresno, California. This agreement to arbitrate shall be specifically enforceable under the laws of California. The award rendered by the arbitrators shall be final. Judgment may be entered upon the award in any court of competent jurisdiction.
9. Work Continuation and Payment. Unless otherwise agreed in writing, Engineer shall carry on the design work and maintain the schedule and/or work pending arbitration, and, if so, Design-Builder shall continue to make payments in accordance with this Agreement.

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